Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Exhibit 4.4 Dated ___ April 2018
PJSC “SBERBANK OF RUSSIA” and “DIGITAL ASSETS” LIMITED and YANDEX N.V. and STICHTING YANDEX.MARKET EQUITY INCENTIVE and YANDEX.MARKET B.V.
SHAREHOLDERS’ AGREEMENT relating to YANDEX.MARKET B.V.

Linklaters CIS Paveletskaya sq. 2, bld. 2 Moscow 115054
Telephone: (+7) 495 797 9797
Facsimile: (+7) 495 797 9798
Ref. L-263619

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Table of Contents

ClausePage

Interpretation2

Purpose of joint venture15

Conduct and development of the Business16

Related Party Transactions. Group Company claims16

Contracts with YNV and Sberbank17

Budgets, Business Plans and financial information26

Powers and duties of the Board of Directors30

Board Reserved Matters30

Appointment of Directors31

Replacement and removal of Directors34

Chair35

Director remuneration35

Board meetings35

Committees of Directors37

Management Team. Corporate secretary38

Meetings of Shareholders38

Shareholder Reserved Matters39

Private Placement40

Stichting matters41

Distributions42

Additional finance for the Company42

Transfers44

Default49

Deadlock49

Terms and consequences of transfers of Shares50

IPO53

Duration, termination and survival54

Expansion of Joint Venture56

Restrictions58

Confidentiality64

General67

25.7)75

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Shareholders’ Agreement

This Agreement is made on ___ April 2018 between:

(1)

Sberbank of Russia, a public joint stock company incorporated under the laws of the Russian Federation whose registered office is at 19 Vavilova St., 117997 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1027700132195 (“Sberbank”);

(2)

«Digital assets» Limited, a limited liability company incorporated under the laws of the Russian Federation whose registered office is at 19 Vavilova St., 117997 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5157746082160 (“Sberbank Nominee”);

(3)

Yandex N.V., a public limited liability company incorporated under the laws of the Netherlands (naamloze vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 27265167 (“YNV”);

(4)

Stichting Yandex.Market Equity Incentive, a foundation incorporated under the laws of the Netherlands, having its registered office in Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, registered with the trade register of the Chamber of Commerce under number 71530975 (“Stichting”); and

(5)

Yandex.Market B.V.,  a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 66115582 (the “Company”),

(each a “Party” and together the “Parties”).

Recitals:

(A)

Sberbank Nominee has subscribed for a stake in the issued share capital of the Company in order to carry on the Business (as defined below) together with YNV for mutual profit on the terms set out in a separate agreement between Sberbank, the Company and YNV executed on 12 December 2017 (the “Subscription Agreement”).

(B)

Sberbank, YNV and the Company have agreed that Shares representing **. of the issued share capital of the Company (on a fully diluted basis) have been issued to Stichting in order to incentivise certain employees of the Group in accordance with the terms of this Agreement and the Incentive Programme.

(C)

In consideration of the mutual undertakings set out in this Agreement and other Transaction Documents, the Shareholders have agreed to hold their Shares and to regulate their respective rights in the Company on the terms and conditions of this Agreement.

It is agreed as follows:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART A – INTERPRETATION

1	Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions

“**” has the meaning set out in the Subscription Agreement;

“AA Dispute” has the meaning set out it in Clause 5.3;

“Acceptance Notice” has the meaning set out it in Clause 22.4.3(i)(a);

“Additional Investor” has the meaning set out in Clause 18.1;

“Additional Securities” has the meaning set out in Clause 21.1.1(i);

"Advertising" means advertising materials, content, files and/or any other information intended to promote any goods, offers, products, services, information, in any form;

“Advertising Code’’ means a software module intended for the display of the Advertising on the Advertising Inventories;

“Advertising Inventories” means Internet resources (including sites and mobile applications) on which the Advertising Code is installed and the Advertising are placed;

“Advertising Network” means a technological platform that combines various Advertising Inventories;

“Third-Party Advertising Network Provider” has the meaning set out in Clause 5.8.3;

“Affiliate” means, in relation to any person, any other person directly or indirectly Controlling, Controlled by or under common Control with, such person, provided that, for the purposes of this Agreement, the Central Bank of the Russian Federation shall not be deemed to be an Affiliate of Sberbank (and vice versa);

“Agreed Form” means, in relation to a document, such document in the terms agreed between the Principals and signed for identification by or on behalf of the Principals;

“Agreement” means this agreement as modified, amended or replaced from time to time;

“Alice” means the AI Personal Assistant developed by YNV or its Affiliates;

**

**

“Ancillary Agreements” means the Sberbank Ancillary Agreements and the YNV Ancillary Agreements;

“Appointed Director” means any Sberbank Director or any YNV Director as the context may require;

“Appointing Shareholder” has the meaning set out in Clause 9.2.2;

“Appointment Dispute” has the meaning set out in Clause 9.2.3;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Articles” means the articles of association (statuten) of the Company from time to time;

“Auditors” means KPMG (or its Dutch and/or Russian affiliate(s)) or such other Big Four Firm which is appointed as auditor of the Group from time to time;

“Big Four Firm” means any “big four” accounting firm (Deloitte Touche Tohmatsu, EY, KPMG, PricewaterhouseCoopers, or any successor in title to any of their respective valuation businesses);

“Board” means the board of directors of the Company;

“Board Reserved Matters” has the meaning set out in Clause 8.1;

“Board Super Majority” has the meaning set out in Clause 8.1;

**

**

“Budget” means the budget for the Group approved or amended from time to time by the Board, being initially the document, in the Agreed Form and marked “Budget”;

“Business” has the meaning set out in Clause 2;

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Moscow, the Russian Federation or Amsterdam, the Netherlands;

“Business Plan” means the Initial Business Plan or any Subsequent Business Plan;

“CEO” means the chief executive officer (general director) of the Russian OpCo from time to time, the first such person (following the date of this Agreement) being Maxim Grishakov;

“CEO Notice” has the meaning set out in Clause 9.2.2(i);

“CEO Qualified IPO” means a fully underwritten IPO where: (i) the valuation of the Group (for 100 per cent. of equity) is not less than ** (ii) at least ** of the share capital of the Group (post-offering) is to be offered via such IPO, and (iii) **;

“CFO” means the chief financial officer of the Russian OpCo from time to time, the first such person (following the date of this Agreement) being Alexander Balakhnin;

“Chair” means the Chairman of the Board from time to time;

“Closing” has the meaning set out in the Subscription Agreement;

“Company Advertising” means advertising materials in any form intended to advertise any of the Company Services and/or the Company Resources, or their individual elements;

“Company Data” means the data set out in (i) para. 2 of Schedule 1 to the Sberbank Data Sharing Agreement and (ii) para. 1.2 of Schedule 1 to the YNV Data Sharing Agreement;

“Company Resources” means the Advertising Inventories, as well as any other digital and/or offline inventory owned by the Company and/or its Subsidiaries and used to provide the Company Services;

“Company Service” means any of the services offered by the Company and/or its Subsidiaries to Internet users, partners, customers and/or clients (for the avoidance of doubt, including vendors and purchasers);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Company Web Counter” has the meaning set out in Clause 5.9.2(iii);

“Conducting Shareholder” has the meaning set out it in Clause 5.3.1;

“Confidential Information” has the meaning set out in Clause 30.2;

“Consenting Shareholder” has the meaning set out in Clause 9.2.2;

“Control” means, in relation to a person, where a person (or Persons Acting In Concert) has direct or indirect control, whether exercised or not, (1) of the affairs of that person, or (2) over more than 50 per cent. of the total voting rights conferred by all the issued shares in the capital of that person which are ordinarily exercisable in general meeting or (3) of a majority of the board of directors of that person (in each case whether pursuant to relevant constitutional documents, contract or otherwise) and "Controlling" and “Controlled” shall be construed accordingly;

“Core Business” means **;

“Core Business Commencement” means, in respect of a jurisdiction where the Core Business is to be commenced pursuant to the relevant approval of the Board, satisfaction of all the following conditions in relation to operation of the Core Business:

(i)	**
(ii)	**
(a)	**
(b)	**

“CPA” means the cost per acquisition (action) model, i.e. a model for online advertising or promotion services where the advertiser pays for a specified action, including a sale or a form submit (e.g., contact request, newsletter sign up, registration etc.);

“CTO” means the chief executive officer (general director) of Market.Lab from time to time, the first such person (following the date of this Agreement) being Alexey Shevenkov;

“Deadlock Appointees” has the meaning set in Clause 24.2.1;

“Deadlock Matter” has the meaning set out in Clause 24.1.3;

“Deed of Adherence” means a deed substantially in the form set out in Schedule 1;

“Defaulting Shareholder” has the meaning set out in Clause 23;

“Director” means any director (besturder) of the Company appointed by a Shareholder in accordance with the terms of this Agreement and the Articles;

“Dispute” has the meaning set out in Clause 31.1.1;

“Dissenting Shareholder” has the meaning set out in Clause 26.3;

“Dividend Policy” means the dividend policy of the Group, in the Agreed Form;

“DR” means a depositary receipt (certificaten van aandelen) that may be issued by Stichting in respect of the Stichting Shares, each representing **

“Drag-along Exit” has the meaning set out in Clause 22.4.4(i);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Drag-along Notice” has the meaning set out in Clause 22.4.4(i);

“Drag-along Shares” has the meaning set out in Clause 22.4.4(i);

“Dragged Shareholder” has the meaning set out in Clause 22.4.4(i);

“Dragging Shareholder” has the meaning set out in Clause 22.4.4(i);

“Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first refusal, usufruct, attachment (beslag) or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“End Date” has the meaning set out in Clause 22.4.3(i)(a);

“Excess Additional Securities” has the meaning set out in Clause 21.1.1(i);

“Exclusivity Period” means, in respect of any Principal, the period from the date of this Agreement until **

“Exclusivity Territory” means:

(iii)	**
(iv)	**
(c)	**
(d)	**

“Existing Operations” has the meaning set out in Clause 28.2.4;

“Financial Services Provider” means any provider of payment and/or financial services (excluding, for the avoidance of doubt, Sberbank and any of its Affiliates), **

“Financial Year” means a financial year of the Group commencing (other than in the case of its initial financial period) on 1 January and ending on 31 December or on such other dates as the Board may resolve as a Board Reserved Matter in accordance with this Agreement and the Articles;

“FinServices Experiment” has the meaning set out in Clause 5.2.1;

“Group” means the Company, the Russian OpCo, Market Lab and any other Group Companies from time to time;

“Group Companies” means the Company, the Russian OpCo, Market Lab and their subsidiaries from time to time, and “Group Company” means any one of them;

“IFRS Accounts” means the consolidated accounts of the Group to be prepared by the Company in accordance with Clauses 6.2.1(ii),  6.2.1(iv) and 6.2.1(vi);

“IFRS Costs” means any direct incremental costs of the Group (including the relevant allocation of internal staff time) in relation to preparation of the IFRS Accounts as required by, and pursuant to, the deadlines set out in Clause 6.2.3;

“Incentive Programme” means the equity incentive programme (including the relevant eligibility criteria, applicable good and bad leaver provisions and vesting criteria settlement

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

terms) under which certain employees of the Group are eligible to acquire DRs (subject to the applicable terms and conditions), in the Agreed Form;

“Independent Director” means a reputable professional with knowledge and experience in Business and board experience who:

(v)

is not related to or affiliated with any Shareholder or the Group, whether by way of employment (whether current or former), directorship, shareholding (save for holding no more than 1 per cent. of shares) or otherwise, unless each other member of the Board confirms that in his/her reasonable opinion such relation or affiliation with any Shareholder or the Group would not affect such professional’s independence from each of Shareholders and the Group;

(vi)

shall declare himself/herself free from any conflict of interests relevant in such professional’s capacity as a Director independent from each of the Shareholders and the Group, including any relation or affiliation with any Shareholder or the Group referred to in sub-paragraph (i) of this definition; and

(vii)	shall not, in the reasonable opinion of each other member of the Board, have any conflict of interests that would affect such professional’s independence from each of the Group and any Shareholder;

“Initial Business Plan” means the ** strategic business plan for the Group in relation to the period from Closing until **, as set out in Schedule 5;

“Initiating Shareholder” has the meaning set out in Clause 26.1;

“Intellectual Property Rights” means, without limitation, trade marks, service marks, trade names, domain names, get-up, logos, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights which may subsist in any part of the world now or in the future (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

“Interest” includes an interest of any kind in or in relation to any Share or any right to control the voting or other rights attributable to any Share, disregarding any conditions or restrictions to which the exercise of any right attributed to such interest may be subject;

“IPO” means the underwritten initial public offering in respect of and admission of all or any part of the Shares or depository receipts (or equivalent) representing Shares, of the Company to trading on **,;

“Junior Employee” means any employee of the Group who **,;

“Key Employee” means any member of the Senior Management;

“Know-how” means confidential and proprietary industrial and commercial information and techniques in any form including, without limitation, drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables or operating conditions, market forecasts, lists and particulars of customers and suppliers;

“Laws” means the laws and regulations of the Netherlands, the Russian Federation and any other laws and regulations for the time being in force applicable to any member of the Group or any Shareholder or their Affiliates (as appropriate) including, where applicable, the rules

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

of any stock exchange on which the securities of a Shareholder or its Affiliates are listed or other governmental or regulatory body to which a Shareholder or its Affiliates are subject;

“LCIA” has the meaning set out in Clause 31.1.1;

“Link” has the meaning set out in Clause 5.12.2;

“Lock-up Period” has the meaning set out in Clause 22.1.1;

“Login” means, in respect of the Services and/or the Resources of the Company, YNV or Sberbank, as the case may be, a password, code or other method of identifying a person who uses any such Services and/or Resources, required to access the separate account of each such person with such Resources and/or Services;

“Losses” means all losses, liabilities, costs (including legal costs and attorneys’, experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

“Loyalty Programs” means the Sberbank Loyalty Program and the Yandex Loyalty Program;

“Management Team” means both Senior Management and Senior Employees;

“Market Lab” means Yandex.Market Lab LLC, a Russian limited liability company incorporated under the laws of the Russian Federation whose registered office is at 16 Lva Tolstogo Street, Moscow, 119021, Russia, and registered with the Unified State Register of Legal Entities under number 1167746241222;

“Material Change to the Budget” means, in relation to an approved Budget for any Financial Year: (A) any decrease of ** or more in budgeted (i) gross merchandise value or (ii) revenue (sales); or (B) any increase or decrease of ** or more in budgeted (i) EBITDA, (ii) net profit or (iii) CAPEX;

“Material Change to the Business Plan” means, in relation to an approved Business Plan: (A) any decrease of ** or more for any Financial Year in planned (i) gross merchandise value or (ii) revenue (sales); or (B) any increase or decrease of ** or more for any Financial Year in planned (i) EBITDA, (ii) net profit or (iii) CAPEX;

“New Opportunity” has the meaning set out in Clause 28.2.1;

“New Opportunity Jurisdiction” has the meaning set out in Clause 28.2.1;

“Niche Products Business” has the meaning set out in Clause Error! Reference source not found.;

“Non-contributing Shareholder” has the meaning set out in Clause 21.1.2;

“Non-defaulting Shareholder” has the meaning set out in Clause 23;

“Notice” means has the meaning set out in Clause 31.4.1;

“Offer” has the meaning set out in Clause 22.4.2(i);

“Offeror” has the meaning set out in Clause 22.4.1;

“Option Agreements” has the meaning set out in the Subscription Agreement;

“Outstanding Amount” has the meaning set out in Clause 21.1.2;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Party” means a party to this Agreement, and “Parties” shall be construed accordingly;

“Permitted Web Counter” has the meaning set out in Clause 5.9.4;

“Persons Acting In Concert”, in relation to a person, means persons which actively co-operate through the acquisition by them of shares in that person or a holding company of that person, pursuant to an agreement or understanding (whether formal or informal), with a view to obtaining or consolidating Control of that person;

“Pre-Agreed Deputy” means an individual mutually agreed between the Principal Shareholders to be a replacement of the CEO or CFO (as applicable) solely for the purposes of Clause 24;

“Price Comparison Business” means the business the primary purpose of which is to provide consumers with comparison of online prices of online retailers and merchants for non-perishable consumer goods potentially leading to transactions completed on the websites or apps of such online retailers or online merchants that is substantially similar to such business carried out through the website “market.yandex.ru” or Yandex.Market app as of the date of this Agreement.  For the avoidance of doubt, the business of comparison of special offers and (or) discounts for goods, providing or facilitating cashbacks and business of Edadeal as carried out through the website “edadeal.ru”, “yandex.ru”, “edadeal.yandex.ru”, “yandex.edadeal.ru”, Edadeal app or Yandex app as of the date of this Agreement shall not be considered Price Comparison Business;

“Principals” means Sberbank and YNV, and “Principal” means either of them;

“Principal Shareholders” means Sberbank Nominee and YNV, and “Principal Shareholder” means either of them;

“Private Placement” has the meaning set out in Clause 18.1;

“Promotion Channel” means a method or format for the placement of the Company Advertising, including, Internet advertising, outdoor advertising, television and/or radio advertising;

“Qualified IPO” means a fully underwritten IPO where: (i) the valuation of the Group (for 100 per cent. of equity) is not less than ** and (ii) at least ** of the share capital of the Group are sold via such IPO;

“Qualified IPO Notice” has the meaning set out in Clause 26.3;

“Realisation Date” has the meaning set out in Clause 18.1;

“Regulatory Condition” means a bona fide requirement for material consent, clearance, approval or permission necessary to enable a Transferring Shareholder, the Remaining Shareholder and/or Offeror to be able to complete a transfer of Shares under applicable Laws;

“Related Party Transaction” has the meaning set out in Clause 4.1;

“Remaining Shareholder” has the meaning set out in Clause 22.4.1(vi)(a);

“Requesting Shareholder” has the meaning set out in Clause 6.2.5;

“Resources” means the Company Resources, the Yandex Resources or the Sberbank Resources, as the context may require;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Restricted Employee” means **

“Restricted Party” means such entity or entities as may be agreed by the Principals in writing or by a simple majority of the Board from time to time;

“Restricted Transferee” means such entity or entities as may be agreed by the Principals in writing from time to time;

“Right” means any right, power or remedy in connection with this Agreement;

“Rules” has the meaning set out in Clause 31.1.1;

“Russian OpCo” means Yandex.Market LLC, a Russian limited liability company incorporated under the laws of the Russian Federation whose registered office is at 16 Lva Tolstogo Street, Moscow, 119021, Russia and registered with the Unified State Register of Legal Entities under number 1167746491395;

“Sberbank Ancillary Agreements” means:

(viii)	**
(ix)	**
(x)	**

“Sberbank Assistant” has the meaning set out in Clause Error! Reference source not found.;

“Sberbank Data” means the data set out in para. 3 of Schedule 1 to the Sberbank Data Sharing Agreement;

“Sberbank Directors” has the meaning set out in Clause 9.1.2(i)(a)(II);

“Sberbank Financial Services Agreement” means **

“Sberbank Independent Director” has the meaning set out in Clause 9.1.2(i)(a)(I);

“Sberbank Loyalty Program” means any customer reward program for users of the Sberbank Services maintained by Sberbank from time to time during the term of this Agreement, including the program "Thank you from Sberbank";

“Sberbank Promotion” means all of the Company’s activities aimed at placing information about Sberbank, references to the Sberbank Resources, and to marketing and/or other advertising materials of Sberbank on the Company Resources and/or the Company Services;

“Sberbank Resources” means the Advertising Inventories, as well as any other digital and/or offline inventory owned by Sberbank and/or its Affiliates and used to provide Sberbank Services;

“Sberbank Service” means any of the services offered by Sberbank and/or its Affiliates to Internet users, partners, customers and/or clients (for the avoidance of doubt, including vendors and purchasers);

“Sberbank Shares” means voting Shares of Class B of EUR 0.002 each;

“Sberbank Special Promotion Services Request”  has the meaning set out in Clause 29.2.3;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Sberbank Web Counter” has the meaning set out in Clause 5.9.2(ii);

“Search Wizard” means **

"Service" means any of the Company Services, the Yandex Services or the Sberbank Services, as the context may require;

“Security Enforcement Opportunity” means any investment opportunity that:

(xi)	**
(xii)	**
(e)	**
(f)	**

“Senior Employee” means persons holding positions in the Russian OpCo or in Market Lab (as applicable) listed in Part B of Error! Reference source not found.;

“Senior Management” means those positions in the Russian OpCo or in Market Lab listed in Part A of Error! Reference source not found.;

“Shareholder” means any holder of Shares from time to time having the benefit of this Agreement, including under the terms of a Deed of Adherence;

“Shareholder Reserved Matters” has the meaning set out in Clause 17.2;

“Shareholder’s Group” means a Principal Shareholder and any Affiliate of that Principal Shareholder from time to time;

“Shares” means all the shares in the issued share capital of the Company from time to time;

“Stichting Shares” means voting shares of Class C of EUR 0.002 each in the share capital of the Company that may be issued to and held by Stichting from time to time;

“Subscription Agreement” has the definition set out in Recital (A);

“Subscription Price” has the meaning set out in Clause 21.1.1(i);

“Subsequent Business Plan” means a strategic business plan for the Group for a period of ** which, once approved, replaces the Initial Business Plan or the previous Subsequent Business Plan (as applicable) in all respects;

“Surviving Provisions” means Clause 1  (Interpretation), Clause 5  (Contracts with YNV and Sberbank), Clause 27  (Duration, termination and survival), Clause 28  (Expansion of Joint Venture), Clause 28.6  (Restrictions), Clause 30  (Confidentiality), Clause 31.1  (Arbitration), Clause 31.2  (Governing law and submission to jurisdiction), Clause 31.4  (Notices), Clause 31.5  (Whole agreement and remedies), Clause 31.6  (Legal advice and reasonableness), Clause 31.9  (No partnership), Clause 31.11 (Survival of rights, duties and obligations), Clause 31.12  (Waiver), Clause 31.13  (Variation), Clause 31.14  (No assignment), Clause 31.16  (Invalidity/severance), Clause 31.18  (Costs) and Clause 31.19  (Third Party Rights), and any other provisions of this Agreement to the extent relevant to the interpretation or enforcement of such provisions;

“Tag-along” has the meaning set out in Clause 22.4.1(vi);

“Tag-along Default” has the meaning set out in Clause 22.4.3(ii)(c);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Tag-along Default Notice” has the meaning set out in Clause 22.4.3(ii)(c);

“Tag-along Shares” has the meaning set out in Clause 22.4.3(ii)(a);

“Tag Portion” has the meaning set out in Clause 22.4.1(vi)(a);

“Taxation” or “Tax” means all forms of taxation (other than deferred tax) and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case in the nature of tax, whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or otherwise and shall further include payments to a Tax Authority on account of Tax, in each case of the Netherlands, the Russian Federation or elsewhere in the world wherever imposed and whether chargeable or primarily against or attributable directly or primarily to a Group Company or any other person and all penalties and interest relating thereto;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

“Technology Agreement” means **

“Third Party Offer” has the meaning set out in Clause 22.4.1;

“Third Party Offer Price” has the meaning set out in Clause 22.4.1(iv);

“Third-Party Advertising Network Provider” has the meaning set out in Clause 5.8.2(ii);

“Third-Party Promotion Channels Provider” has the meaning set out in Clause 5.10.1;

“Traffic” means visits by a certain number of Internet users to an Advertising Inventory over a certain period of time;

“Transaction Documents” has the meaning set out in the Subscription Agreement;

“Transfer”, in the context of Shares or any Interest in Shares, means any of the following: (a) sell, assign, transfer or otherwise dispose of, or grant any option over, any Shares or any Interest in Shares; (b) create or permit to subsist any Encumbrance over Shares or any Interest in Shares; (c) enter into any agreement in respect of the votes or any other rights attached to any Shares or any Interest in Shares (including under this Agreement); or (d) renounce or assign any right to receive any Shares or any Interest in Shares;

“Transfer Date” has the meaning set out in Clause 25.1.3;

“Transfer Notice” has the meaning set out in Clause 22.4.2;

“Transferee” has the meaning set out in Clause 22.3;

“Transferor” has the meaning set out in Clause 22.3;

“Transferring Shareholder” has the meaning set out in Clause 22.4.1;

“Transfer Shares” has the meaning set out in Clause 22.4.1;

“Unsuitable Director” means a Director who has been charged with (or is suspected of) having, or determined by a court of competent jurisdiction to have, acted in material breach of the Laws or committed any serious criminal offence, or a material breach of any fiduciary duty in relation to the Group;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“VAT” means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) Council Directive 2006/112/EC and outside the European Union any Tax levied by reference to added value or sales;

“Web Counter” means a program element designed to collect information about users visiting and/or using the respective Company Services and/or Company Resources;

“Yandex Advertising Network” means the Advertising Network that is owned and operated by YNV and its Affiliates, official website of which is available at https://partner2.yandex.ru/;

“Yandex Data” means the data set out in para. 1.1 of Schedule 1 to the YNV Data Sharing Agreement;

“Yandex Loyalty Program” means any customer reward program for users of the Yandex Services maintained by Yandex Service Companies from time to time during the term of this Agreement, including the program “Yandex+”;

“Yandex Promotion” means all of the Company’s activities aimed at placing information about YNV and/or its Affiliates, references to the Yandex Resources, and to marketing and/or other advertising materials of YNV and/or its Affiliates on the Company Resources and/or the Company Services;

“Yandex Resources” means the Advertising Inventories, as well as any other digital and/or offline inventory owned by YNV and/or its Affiliates and used to provide the Yandex Services;

“Yandex Service” means any of the services offered by any Yandex Service Company to Internet users, partners, customers and/or clients (for the avoidance of doubt, including vendors and purchasers);

“Yandex Service Company” means (i) YNV, (ii) any Affiliate of YNV, (iii) any entity in which YNV holds or is entitled to acquire (directly or indirectly) no less than 25 per cent. of economic or voting rights, (iv) any entity which is treated by YNV as an Affiliate for the purposes of advertising or promotion, including co-branding activities, and/or (v) any entity that the Principal Shareholders have agreed in writing to treat as a Yandex Service Company for the purposes of this Agreement;

“Yandex Services Promotion Features” means **

“Yandex Web Counter” has the meaning set out in Clause 5.9.2(i);

“YM Shopping Skill” has the meaning set out in Clause Error! Reference source not found.;

"YNV Advertising Code" means the Advertising Code the rights to which belong to YNV and/or its Affiliates;

“YNV Ancillary Agreements”  means:

(xiii)	**
(xiv)	**
(xv)	**
(xvi)	**
(xvii)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(xviii)	**
(xix)	**

“YNV Assistant” has the meaning set out in Clause Error! Reference source not found.;

“YNV Directors” has the meaning set out in Clause 9.1.2(ii)(a)(II);

“YNV Independent Director” has the meaning set out in Clause 9.1.2(ii)(a)(I);

“YNV Shares” means voting Shares of Class A of EUR 0.002 each; and

“YNV Special Promotion Services Request” has the meaning set out in Clause 29.2.2(i).

19.1	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

19.2	References to persons and companies

References to:

19.2.1	a person includes any company, corporation, firm, joint venture, partnership or unincorporated association (whether or not having separate legal personality); and
19.2.2	a company include any company, corporation or any body corporate, wherever incorporated.
19.3	References to subsidiaries and holding companies

A company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries:

19.3.1	holds a majority of the voting rights in it;
19.3.2	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;
19.3.3	is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or
19.3.4

has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.

19.4	Schedules etc.

References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

19.5	Information

References to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, magnetic media, film and microfilm.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

19.6	Legal terms

References to any English legal term shall, in respect of any jurisdiction other than England and Wales, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

19.7	Headings

Headings shall be ignored in interpreting this Agreement.

19.8	Non-limiting effect of words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

19.9	Winding up

References to the winding up of a person include any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

19.10	Joint and several liability

Any provision of this Agreement which is expressed to bind more than one person shall bind each of them severally and not jointly and severally.

19.11	Modification etc. of statutes

References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated.

19.12	Documents

References to any document (including this Agreement) or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time.

19.13	Non-applicability of contra proferentem

The Parties acknowledge and agree that this Agreement has been jointly drafted by the Parties and accordingly the contra proferentem rule (or any similar rule of interpretation) shall not be applied against any Party.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART B – SCOPE OF THE JOINT VENTURE

2	Purpose of joint venture

The business of the Group shall be to engage in e-commerce on a worldwide basis, including, without limitation, through:

2.1	**
2.2	**
2.3	**
2.4	**
2.5	**
2.6	**
2.7	**
2.8	**

(together, the “Business”).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART C – CONDUCT AND OPERATIONS OF THE COMPANY

3	Conduct and development of the Business
3.1	General
3.1.1

The Shareholders agree that their respective rights and obligations in relation to the Group and the Business shall be regulated by this Agreement and the Articles. The Shareholders agree to comply with the provisions of this Agreement and all provisions of the Articles which relate to them.

3.1.2	Sberbank shall procure that Sberbank Nominee complies with all of its obligations under this Agreement, other Transaction Documents and the Articles.
3.1.3	The Shareholders shall (so far as they lawfully can) ensure that the Company complies with all of its obligations under this Agreement, other Transaction Documents and the Articles.
3.1.4	The Company agrees to comply with all of its obligations under this Agreement, other Transaction Documents and the Articles and procure that the Group Companies do the same.
3.2	Conduct and promotion of the Business

The Shareholders shall vote their Shares and otherwise act within their power (so far as they lawfully can) to ensure the following:

3.2.1	that the Business shall be conducted in accordance with the Business Plan and Budget; and
3.2.2

that the Company shall not act, and shall procure (insofar as it lawfully can) that any Group Company shall not act, otherwise than in accordance with applicable Laws, the Transaction Documents and the Articles.

4	Related Party Transactions. Group Company claims
4.1

Subject to Clause 5 and unless the Principal Shareholders agree otherwise (including in respect of any amendment to an Ancillary Agreement), the Principal Shareholders and the Company shall procure that any new (and any extension or other modification of any existing) transaction, arrangement or dealing by any member of the Group with any member of a Shareholder’s Group (a “Related Party Transaction”) shall be entered into by such member on an arm’s length commercial basis, on terms not unfairly prejudicial to the interest of either Principal Shareholder or the Group and shall be subject to the prior consent of the Board by a Board Super Majority.

4.2

Where a Group Company may have a claim against any Principal Shareholder or its Affiliate (including under the Subscription Agreement or otherwise), all decisions relating to any action in respect of the conduct of such claim by the relevant Group Company (including any action required to initiate proceedings, compromise, settle, defend, remedy, mitigate, appeal or apply for any interim injunction or other application or action (including interim defence)) shall be taken by a simple majority of the Board.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

5	Contracts with YNV and Sberbank

The Principals and the Company shall procure that:

5.1

YNV (or its relevant Affiliate) shall provide services and grant rights to the Group pursuant to each of the YNV Ancillary Agreements (and shall ensure that each such YNV Ancillary Agreement remains in full force and effect) during the period from the date of this Agreement until the date that is:

5.1.1	in case of **
5.1.2	in case of **
5.1.3	in case of **

in each case, following the earlier of **. Notwithstanding the foregoing, ** and

5.1.4	in case of any other **.
5.2	Sberbank (or its relevant Affiliate) shall provide services to the Group pursuant to each of the **, provided that:
5.2.1	**
(i)	**
(ii)	**

**

**

5.2.2	**
(i)	**
(ii)	**
5.2.3	**
(i)	**
(ii)	**
(iii)	**
(a)	**
(b)	**
(iv)	**
(a)	**
(b)
(c)	**
(I)	**
(II)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

5.2.4	**
5.3	Conduct of AA Disputes

The Principal Shareholders shall procure that in case of any dispute or claim arising out of or in connection with any Ancillary Agreement (including as a result of a breach or termination of such Ancillary Agreement) between a Principal Shareholder (or its Affiliate) and a Group Company (an “AA Dispute”):

5.3.1

the Company shall as soon as reasonably practicable give written notice to the other Principal Shareholder (the “Conducting Shareholder”) stating reasonable details (to the extent known to the Company at the relevant time) of the nature of the AA Dispute, copies of any formal demand or complaint, the circumstances giving rise to it, and (if practicable) a bona fide estimate of any alleged loss (if applicable);

5.3.2

the Appointed Directors of the Conducting Shareholder shall be entitled to take such action on behalf of the Company as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability in connection with the AA Dispute, and the Appointed Directors of the other Principal Shareholder shall recuse themselves from any discussions of decisions in such regard (whether or not so required by Laws), and the presence of such Appointed Directors of the other Principal Shareholder shall not be required for to constitute a quorum of the Board for such purposes; and

5.3.3

the Group Companies shall allow the Conducting Shareholder to investigate the AA Dispute (including whether and to what extent any amount is or may be payable in respect thereof) and shall make available to the Conducting Shareholder all such information it may reasonably require.

5.4	**
5.5	**
5.6	**
5.6.1	**
(i)	**
(ii)	**
(iii)	**
(iv)	**

**

5.6.2	**
5.7

For the avoidance of doubt, nothing in Clause 5.2 or in any agreement between the Group and Sberbank (including its Affiliates) or any Financial Service Provider shall restrict any vendor or purchaser which uses the Group’s marketplace or online retail store from:

5.7.1	using any payment card as a means of payment solely on the basis of the issuing bank of such card; or
5.7.2	using any payment or financial services available to such vendors or purchasers; or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

5.7.3	borrowing money from any third party; or
5.7.4	using any other means of payment for acquisition of any goods or services.
5.8	Principles of interaction in connection with the placement of the Advertising on the Company Resources
5.8.1

Subject to Clauses 5.8.2 and 5.8.3, the Company Resources shall incorporate the YNV Advertising Code and the installation of the Advertising Code of any third-party Advertising Network or use of any other code, software or technology, either owned and/or provided by the third party and/or by the Company, resulting in the placement of Advertising from any third-party Advertising Network shall not be allowed.

5.8.2

(x) Advertising Code of any third-party Advertising Network may be installed on the Company Resources and/or (y) other code, software or technology, either owned and/or provided by any third party and/or by the Company, and resulting in the placement of Advertising from any third-party Advertising Network could be used only if all of the following conditions are met:

(i)

the Group shall arrange for a tender procedure or any other procedure for solicitation of alternative proposals in respect of the Advertising Network no later than ** prior to the proposed start of integration with such Advertising Network;

(ii)

YNV (or its Affiliate) shall be entitled to take part in such procedure on an equal footing with any third-party provider of the Advertising Network (each, a "Third-Party Advertising Network Provider");

(iii)

where a Third-Party Advertising Network Provider selected by the Company pursuant to such procedure offers commercial terms and conditions of cooperation that are more favourable to the Group than the terms and conditions of the Yandex Advertising Network, YNV (or its Affiliate) shall be entitled within ** from the date of such Third-Party Advertising Network Provider’s offer to match such terms and conditions, in which case the Advertising will continue to be placed on the Company Resources through the Yandex Advertising Network;

(iv)	if YNV (or its Affiliate) fails to match such terms and conditions:
(a)	the engagement of the relevant Third-Party Advertising Network Provider for integration with the Advertising Network shall be subject to prior approval by the Board as a Board Reserved Matter; and
(b)

no later than ** in advance of the relevant Board meeting, the CEO shall prepare and provide to the Board a memorandum setting out a detailed explanation of the rationale (including strategic considerations) for the Group for terminating cooperation with YNV and beginning cooperation with the third-party Advertising Network.

(v)

if the Board approves engagement of the relevant Third-Party Advertising Network Provider for integration with the Advertising Network as a Board Reserved Matter pursuant to Clause 5.8.2(iv)(a), the relevant contract with

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(or terms of engagement of) such Third-Party Advertising Network Provider shall provide that the Third-Party Advertising Network Provider shall not:
(a)	make any public announcements in relation to its engagement by the Group;
(b)	use the Group’s name in its own advertising or promotion;
(c)	advertise or promote any of its products or services analogous to Yandex Services:
(I)	to or among the Group’s customers on the Group’s properties; or
(II)

to or among any users of the Company Resources that came to the Company Resources through any promotion channel contemplated by clause 4 of the Technology Agreement (other than any such users who had visited the Company Resources at least once in the six-month period prior to their first visit of the Company Resources through such Promotion Channel).

5.8.3

Without prejudice to Clauses 5.8.1 and 5.8.2 above, the Company may, in order to improve the Company Services and/or the Company Resources, and in preparation for the procedures described in Clause 5.8.2 above, conduct experiments related to the installation of an Advertising Code of a third-party Advertising Network on the Company Resources (each, an “AdvServices Experiment”), provided all of the following conditions are satisfied:

(i)

the AdvServices Experiment will not account for more than ** of the monthly Traffic of the Company Resource and/or Resource element (and all such AdvServices Experiments running simultaneously in any calendar month may not account for more than ** of the monthly Traffic of the Company Resource and/or the Company Resource element);

(ii)

the duration of an AdvServices Experiment in respect of any Third-Party Advertising Network Provider will be limited, and, in any case, may not exceed ** in aggregate within a calendar year in respect of such Third-Party Advertising Network Provider; and

(iii)

the Company shall notify the Principal Shareholders of an AdvServices Experiment in advance, but, in any event, at least ** before the beginning of the AdvServices Experiment. Such notice shall include the identity of the Third-Party Advertising Network Provider and any other persons participating in the AdvServices Experiment (including when the Advertising Code is not owned by the Third-Party Advertising Network Provider).

5.9	Principles of interaction in connection with the installation of Web Counters on the Company Resources
5.9.1

The Yandex Web Counter (as defined in Clause 5.9.2(i)) shall be installed on the Company Resources. In addition to the Yandex Web Counter, the Company or its Subsidiaries may also install the Sberbank Web Counter (as defined in Clause 5.9.2(ii)) and/or the Company Web Counter (as defined in Clause 5.9.2(iii))

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

on the Company Resources. No other Web Counters may be installed on any Company Resources, except as otherwise provided for in Clause 5.9.3.
5.9.2	A Web Counter installed on the Company Resources shall meet the following criteria:
(i)	In the case of the Web Counter of YNV and/or its Affiliates:
(a)	such Web Counter shall not have access to the Sberbank Data; and
(b)

such Web Counter (i) shall have been developed by YNV and/or its Affiliates independently and is not a version, a modification and/or other adaptation of any Web Counters owned by any third party (including Google and Facebook) or (ii) if developed by a third party, shall have been assigned or exclusively licensed to YNV and/or its Affiliates, subject to compliance with Clause 5.15

(the “Yandex Web Counter”);

(ii)	In the case of the Web Counter of Sberbank and/or its Affiliates:
(a)	such Web Counter shall not have access of the Yandex Data; and
(b)

such Web Counter (i) shall have been developed by Sberbank and/or its Affiliates independently and is not a version, a modification and/or other adaptation of any Web Counters owned by any third party (including Google and Facebook), or (ii) if developed by a third party, shall have been assigned or exclusively licensed to Sberbank and/or its Affiliates, subject to compliance with Clause 5.15

(the “Sberbank Web Counter”);

(iii)	In the case of the Company Web Counter:
(a)	such Web Counter shall not have access to the Yandex Data or the Sberbank Data; and
(b)

such Web Counter (i) shall have been developed by the Company and/or its Subsidiaries independently and is not a version, a modification and/or other adaptation of any Web Counters owned by third parties (including Google and Facebook), or (ii) if developed by a third party, shall have been assigned or exclusively licensed to the Company and/or its Subsidiaries, subject to compliance with Clause 5.15

(the “Company Web Counter”).

5.9.3	Notwithstanding Clauses 5.9.1 and 5.9.2 above and subject to Clause 5.9.4 below, a third-party Web Counter may be installed on the Company Resources, in the following cases:
(i)

in case of a Permitted Web Counter, on a mobile application if such mobile application constitutes a Company Resource, provided that in addition to such Web Counter, the Yandex Web Counter shall also be installed on such mobile application. In addition to the Yandex Web Counter, the Sberbank Web Counter may also be installed on such Company Resource;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)

in case of a Permitted Web Counter, in the event the placement of such Web Counter is required for the monitoring of the efficiency of the Company Advertising placement, provided that such Web Counter will not have access to the Yandex Data or the Sberbank Data, and will be placed (used) solely on the page (section) of the Company Service and/or Company Resource, to which the Internet users are redirected when interacting with the Company Advertising;

(iii)

in the event the placement of a third-party Web Counter is effected for the purposes of an experiment conducted by the Company on the Company Resources and/or Company Services, provided that all of the following conditions are satisfied:

(a)

such experiment shall not account for more than ** of the monthly Traffic and/or audience of the Company Resource and/or Company Resource element (and all such experiments running simultaneously in any calendar month may not account for more than ** of the monthly Traffic and/or audience of the Company Resource and/or the Company Resource element);

(b)

the duration of an experiment in respect of such third-party Web Counter will be limited, and, in any case, may not exceed any ** in aggregate within a calendar year in respect of such third party Web Counter; and

(c)

the Company shall notify the Principal Shareholders of an experiment in advance, but, in any event, not less than ** before the beginning of the experiment. It being understood that such notification shall include the identity of the third party that owns the relevant Web Counter.

5.9.4

For the purposes of Clause 5.9.3, a “Permitted Web Counter” means any Web Counter owned by Facebook, Google, Criteo (remarketing network), Adjust (for mobile applications) or iTunes Connect (for mobile applications). The list of Permitted Web Counters may be amended based on a reasoned request of a Principal Shareholder or the Company in accordance with the following procedure:

(i)	any amendment to the list of the Permitted Web Counters shall be subject to prior approval by the Board as a Board Reserved Matter; and
(ii)

no later than ** in advance of the relevant Board meeting, the Company or the relevant Principal Shareholder shall prepare and provide to the Board a reasoned request setting out a detailed explanation of the rationale (including strategic considerations) for the proposed amendment of the list of the Permitted Web Counters.

5.10	Principles for the Distribution of the Company Advertising
5.10.1

The Company may from time to time place Company Advertising using the Promotion Channels owned and/or provided by any third party (a “Third-Party Promotion Channels Provider”), provided that the Parties shall ensure that the following procedure is complied with (other than in case of any advertising services

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

as placed with Third-Party Promotion Channels Providers as of the date of this Agreement):
(i)

the Company shall notify the Principal Shareholders of its intention to place Company Advertising using new Third-Party Promotion Channels Provider and the relevant terms of the Third-Party Promotion Channels Provider offer;

(ii)

YNV (or its Affiliate) shall be entitled to provide its offer in respect of placing such Company Advertising. In case a Promotion Channel can only be provided to the Company by YNV (or its Affiliate) in an agent capacity or through an advertising reseller, Sberbank (or its Affiliate), including in an agent capacity or through an advertising reseller, shall also be entitled to provide its offer in respect of placement of the Company Advertising through such Promotion Channel; and

(iii)

within ** from the date of the Company’s written notice pursuant to Clause 5.10.1(i), YNV (or its Affiliate) shall be entitled to match an offer of a Third-Party Promotion Channels Provider or of Sberbank (if allowed pursuant to Clause 5.10.1(ii)) in respect of the relevant Promotion Channel(s), whichever offer is selected pursuant to a tender procedure or any other procedure for solicitation of alternative proposals in respect of the relevant Promotion Channel(s), provided thе matching offer of YNV (or its Affiliate) is “equivalent” to the offer of a Third-Party Promotion Channels Provider or Sberbank (as the case may be), in which case the Company shall place such Company Advertising with YNV (or its Affiliate).

5.10.2

The Parties shall separately agree on what constitutes an “equivalent” matching offer for the purposes of Clause 5.10.1(iii), having regard to, among other things, the audience of the relevant Company Advertising, (if applicable) CTR and the offer price.

5.10.3

In case YNV (or its Affiliate) fails to match the offer, the relevant contract entered into by the Company with (or terms of engagement of) the Third-Party Promotion Channels Provider shall provide that the Third-Party Promotion Channels Provider shall not:

(i)	make any public announcements in relation to the provision of any services to the Group;
(ii)	use the Group’s name in its own advertising or promotion, other than to advertise or promote specific products and/or services provided to the Group by such Third-Party Promotion Channels Provider;
(iii)	advertise or promote any of its products or services analogous to Yandex Services:
(a)	to or among the Group’s customers on the Group’s properties; or
(b)

to or among the users of the Company Resources, which came to the Company Resources through any promotion channel contemplated by clause 4 of the Technology Agreement (other than any such users who had visited the Company Resources at least once in the six-month

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

period prior to their first visit of the Company Resources through such Promotion Channel).
5.11	Principles of interaction in connection with the use of Logins in the Company Services and the Company Resources
5.11.1

In providing the Company Services, the Company, and its Subsidiaries shall use the Login infrastructure of YNV (and/or its Affiliates) (“Яндекс.Паспорт” or another Login infrastructure of YNV (and/or its Affiliates), which may be developed in the future), where the set of authorization methods and options are determined by YNV (and/or its Affiliates).

5.11.2

In the event the Company decides to use another Login infrastructure instead of the Login infrastructure of YNV (and/or its Affiliates), in providing the Company Services as described in Clause 5.11.1, the Company and its Subsidiaries (i) shall use the Logins of Sberbank and the Logins of YNV (and/or its Affiliates) or (ii) may use the Logins of third parties (other than any Restricted Party, unless the Principal Shareholders agree otherwise) and/or the Logins of the Company. If the Logins of Sberbank, the Logins of the Company, and/or the Logins of such third parties are so used, the Company shall ensure "end-to-end identification" between such Logins and the principal Login of YNV (and/or its Affiliates), or otherwise ensure the link between such Logins and the principal Login of YNV (and/or its Affiliates), which is compatible with, and accounts for, the Login infrastructure of YNV (and/or its Affiliates). The Parties acknowledge and agree that YNV may refuse "end-to-end identification" or other link between the Login of YNV (and/or its Affiliates) and any other Login (including the Logins of Sberbank) in case such actions require unreasonable development costs or may jeopardize information security of the Yandex Services,  in which case the Login infrastructure of YNV (and/or its Affiliates) shall be used in accordance with Clause 5.11.1.

5.12	Principles of cooperation in connection with the Yandex Promotion and the Sberbank Promotion
5.12.1

The Company shall carry out the Yandex Promotion and the Sberbank Promotion by means and on the terms to be determined in the relevant contracts between the Company and YNV (or its Affiliate) and between the Company and Sberbank (or its Affiliate) respectively.

5.12.2

Without prejudice to Clause 5.12.1 above, the Company and its respective Subsidiaries shall place on each page and/or in each element of the Company Services and/or the Company Resources, a clickable link(s) directing the users, partners and/or customers of the Company Services to the Yandex Resource(s) (at YNV’s choice) and the Sberbank Resource(s) (at Sberbank’s choice) (each, a “Link”).

5.12.3

Notwithstanding the foregoing, the placement of each Link shall be carried out subject to design and product policy requirements of the Company and/or content of the respective Company Service and/or Company Resource. If the Company concludes in good faith that the proposed placement of a Link does not comply with such requirements, the Company is entitled to refuse the placement of such Link.

5.13	Principles of cooperation in connection with Loyalty Programs

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

5.13.1

The Company shall participate in the Yandex Loyalty Program on the terms and conditions to be determined in an agreement between the Company and YNV (or its relevant Affiliate) based on the following principle: the terms and conditions for participation of the Company in the Yandex Loyalty Program (including in respect of the availability and amount of reimbursement of the Company’s costs for participation in the Yandex Loyalty Program) will be analogous to the terms of participation of other Yandex Services in the Yandex Loyalty Program.

5.13.2	The Company shall participate in the Sberbank Loyalty Program on the terms and conditions to be determined in an agreement between Sberbank (or its relevant Affiliate) and the Company.
5.14	Promotion Ancillary Agreements

The Principal Shareholders and the Company shall procure that the following agreements are entered into as soon as practicable following the date of this Agreement (unless entered into before that):

5.14.1	agreement(s) in respect of promotion of YNV (and/or its Affiliate) by the Group; and
5.14.2	agreement(s) in respect of promotion of Sberbank by the Group.

Neither the Company, nor any of its Subsidiaries shall resell or grant access to any third parties (other than to any Group Companies) to services obtained by the Company pursuant to any of the Ancillary Agreements, except if such resale or grant of access are expressly permitted under such Ancillary Agreements.

5.15	Data

In connection with the placement of the Advertising on the Company Resources and further development of the Company Services, the Company shall not:

5.15.1	sell or otherwise transfer any Yandex Data or Sberbank Data received by the Company to any third party;
5.15.2	sell or otherwise offer any services which will be based on or will use any Yandex Data or Sberbank Data; and
5.15.3

sell or otherwise transfer the Company Data to any third party, save for YNV or Sberbank (or their respective Affiliates), subject to compliance with the rules provided for in the respective Data Sharing Agreement, and subject to Clause 5.10 above.

5.16	SLA of the Technology Agreement

The Principal Shareholders and the Company agree that during six (6) months following the date of this Agreement, the Russian OpCo and Yandex LLC will negotiate in good faith amendments to the Service Level Agreement (set out in Part 3 of Schedule 2 to the Technology Agreement). Following the expiration of such six-month period, the CTO shall report to the Directors the outcomes of such negotiations.

5.17	Yandex and Sberbank ecosystems

Recognising the unique ties between the Group and Yandex consumer ecosystem, the Parties agree that they have an aspiration to preserve such ties between the Group and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Yandex consumer ecosystem and maintain the Group within the Yandex and Sberbank ecosystems.

6	Budgets, Business Plans and financial information
6.1	Accounting principles

The Shareholders agree that the Company shall initially prepare its and the Group’s consolidated financial statements in accordance with US GAAP, although the accounting principles in accordance with which the Company prepares such financial statements may be changed by the Board from time to time, provided that, unless required by Law, the Board shall not implement any change to the accounting principles which may prejudice the ability of the Company to implement an IPO or a Qualified IPO.

6.2	Information
6.2.1	The Shareholders agree that the Company shall prepare and shall submit to the Principal Shareholders:
(i)	annual audited consolidated accounts of the Group prepared in accordance with US GAAP, confirmed by the Auditor – **
(ii)

annual audited consolidated accounts of the Group (consisting solely of consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, without notes thereto, information on operations with related parties), all in the format provided by Sberbank (and taking into consideration the materiality threshold of the Sberbank’s group) prepared in accordance with IFRS with:

(a)

preliminary draft accounts (consisting of consolidated statement of financial position, consolidated statement of comprehensive income, and consolidated statement of changes in equity, without notes thereto, and excluding information on operations with related parties) ** and

(b)	audited and confirmed by Auditor accounts – **.

It is understood and agreed that the audit of the annual consolidated accounts of the Group shall be performed by Auditors acting as a component auditor under Sberbank auditor’s referral instructions. Referral instructions will be pre-agreed by the Auditors and the component auditor in due course;

(iii)

quarterly consolidated accounts of the Group prepared in accordance with US GAAP, including a statement of income, balance sheet and statement of cashflow, each reviewed by the Auditors and confirmed by the Auditor – within ** of the end of the calendar quarter to which they relate;

(iv)

quarterly consolidated accounts of the Group (consisting solely of consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, without notes thereto, information on operations with related parties), all in the format provided by Sberbank, (and taking into consideration the materiality threshold of the Sberbank’s group) prepared in accordance with IFRS,

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

reviewed and confirmed by the Auditors – ** of the end of the calendar quarter to which they relate, save for the first and second calendar quarters of 2018 for which the quarterly consolidated accounts of the Group shall be reviewed and confirmed by Auditors ** of the end of the respective quarter. It is understood and agreed that the review of the quarterly consolidated accounts of the Group shall be performed by Auditors acting as a component auditor under Sberbank auditor’s referral instructions. Referral instructions will be pre-agreed by the Auditors and the component auditor in due course;

(v)

a quarterly report on the consolidated financial and trading position and affairs of the Group (consisting solely of a statement of income), including performance against the Business Plan and Budget prepared by the CEO in the form to be determined by the Board – ** of the end of each calendar quarter;

(vi)

monthly unaudited consolidated management accounts of the Group (prepared in accordance with IFRS) in the format agreed by the Principal Shareholders and contained on a DVD initialled for identification purposes by legal advisors of each of the Principals – ** of the end of each month (starting from the month ending on 31 March 2018);

(vii)

a copy of all financial statements and accounts that are required by Laws to be prepared by any Group Company for statutory or Taxation purposes – at the same time when they are due to be filed with the relevant governmental or Tax Authorities; and

(viii)

such other information relating to the Business or financial condition of the Company or of any Group Company as any Principal Shareholder may reasonably require to enable it and/or its Affiliates to comply with applicable Laws, requests from governmental or regulatory bodies to which it is subject, Tax and reporting and information requirements – within a reasonable period of time following such request for the information.

6.2.2

The Shareholders agree that the Company shall engage a Big Four Firm to prepare an appraisal for the purposes of purchase price allocation (PPA) for the subsequent use for the purposes of preparation of the reports listed in Clause 6.2.1. The timing and scope of work for such appraisal shall be agreed by the Shareholders promptly following Closing.

6.2.3

Sberbank shall compensate to the Company the IFRS Costs, provided that if the Company adopts the IFRS as its primary financial reporting standards in respect of consolidated accounts of the Company and its subsidiaries (other than solely for statutory reporting purposes) Sberbank shall no longer compensate any future IFRS Costs to the Company.

6.2.4

The Company shall at all times procure that the Group provides each Principal Shareholder with the same information in respect of the affairs of the Group as provided by the Group to the other Principal Shareholder (other than, for the avoidance of doubt, information provided pursuant to terms of any Ancillary Agreement).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

6.2.5

Without limiting the generality of Clause 6.2.3 and in addition to the rights set out in Clause 15.2 relating to the provision of information to the Board, a Principal Shareholder (the “Requesting Shareholder”) acting through its Appointed Director may, at its own expense, at all reasonable times and after giving reasonable notice to the Company and the other Principal Shareholder (who, at its own expense, shall be provided by the Group with the same information as the Requesting Shareholder):

(i)	discuss the affairs, finances and accounts of the Group with the Management Team;
(ii)	inspect and make copies of all books, records, accounts and documents relating to the Business and the affairs of the Group; and
(iii)

provide a certificate signed by the CEO of the Principal Shareholder to require that the books and records of any Group Company be audited up to once per calendar year by a Big Four Firm auditor (other than the Auditor) appointed by such Principal Shareholder (such auditor being bound by customary confidentiality obligations). The Parties shall procure that each Group Company provides such cooperation as is reasonably sought by any such auditor in performing such audit.

6.3	Approval of Subsequent Business Plans and Budgets
6.3.1	The Parties shall procure that, no later than ** of each Financial Year (starting from 2018), the CEO prepares:
(i)	a Subsequent Business Plan for the period of the **; and
(ii)	a Budget for the Group for the **,

and submits them to the Board for approval. The Board shall have ** from the date it receives such Subsequent Business Plan and such Budget to decide whether or not to approve each of them, subject to such amendments as the Board agrees to be appropriate. In the event that the Board rejects any such Subsequent Business Plan and/or the Budget, the CEO shall have a further period of ** to submit a revised Subsequent Business Plan and/or a revised Budget. The Board shall have a further period of ** from the date it receives such revised Subsequent Business Plan and/or such revised Budget to decide whether or not to approve it, subject to such amendments as the Board agrees to be appropriate.

6.3.2

The Parties shall procure that each Subsequent Business Plan (based on the amounts prepared under IFRS or in a form comparable with the relevant IFRS Accounts) shall include the following in relation to each of the relevant Financial Years:

(i)	**
(ii)	**
(iii)	**
(iv)	**
(v)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

6.3.3

The Parties shall procure that each Budget (based on the amounts prepared under IFRS or or in a form comparable with the relevant IFRS Accounts) shall include the following in relation to the relevant Financial Year:

(i)	**
(ii)	**
(iii)	**
(iv)	**
(v)	**
(vi)	**

The Shareholders agree that the Company shall prepare and shall submit for each Board meeting (but no more than once a quarter) an updated forecast of the selected line items of the Budget based on the actual performance of the Group.

6.3.4	If in any Financial Year:
(i)

a Subsequent Business Plan is not approved, the expenditures section of the last approved Business Plan for the relevant upcoming Financial Year shall apply, save that each relevant item of expenditure shall be increased by no more than ** unless and until the new Subsequent Business Plan is approved; and/or

(ii)

a Budget is not approved, the expenditures section of the previous Financial Year Budget shall continue to apply, save that each relevant item of expenditure shall be increased by no more than ** unless and until the new Budget is approved.

(iii)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART D – MANAGEMENT AND CONTROL

7	Powers and duties of the Board of Directors
7.1	The Board shall be responsible for the supervision and overall management of the Business of the Group:
7.1.1	in accordance with the Business Plan and Budget; and
7.1.2	in the interests of the Shareholders collectively so as to maximise the Group’s equity value, without regard to the individual interests of any of the Shareholders.
7.2	The Board shall be responsible for deciding all matters in relation to the Business of the Group other than any Shareholder Reserved Matters.
7.3

The Board shall review all the information which the Management Team provides it in accordance with Clause 15.2 and shall ensure that the Management Team competently fulfil their duties in accordance with Clause 15.1.

8	Board Reserved Matters
8.1

Subject to the provisions of Clauses 24 and 25.2.2, the Shareholders shall procure so far as they lawfully can that no action is taken or resolution passed by the Company or any Group Company, and the Company shall not take, and shall procure that no Group Company shall take, any action in respect of those matters set out in Error! Reference source not found. (the “Board Reserved Matters”) without the prior written approval of:

8.1.1	(unless Sberbank Nominee is a Transferring Shareholder and Clause 25.2.2 applies) for so long as Sberbank (together with its Affiliates) holds:
(i)	** in the share capital of the Company or more, at least two Sberbank Directors; and
(ii)	less than ** but more than ** in the share capital of the Company, at least one Sberbank Director; and
8.1.2	(unless YNV is a Transferring Shareholder and Clause 25.2.2 applies) for so long as YNV (together with its Affiliates) holds:
(i)	** in the share capital of the Company or more, at least two YNV Directors; and
(ii)	less than ** but more than ** in the share capital of the Company, at least one YNV Director,

(the “Board Super Majority”).

8.2	Once the Board has passed a resolution in relation to a Board Reserved Matter, the matter shall be referred to the Company or relevant Group Company (as the case may be) for implementation.
8.3

A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Board Reserved Matter.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

9	Appointment of Directors
9.1	Number and identity of appointees
9.1.1	Unless the Principal Shareholders agree otherwise in writing, the Board shall comprise seven Directors.
9.1.2	Subject to Clause 10.3:
(i)	Sberbank Nominee shall appoint, for so long as Sberbank (together with its Affiliates) holds:
(a)	no less than ** in the share capital of the Company or more:
(I)	one Director who is an Independent Director (the “Sberbank Independent Director”); and
(II)	two Directors who do not need to be Independent Directors (the “Sberbank Directors”);
(b)	less than **, but no less than ** in the share capital of the Company, the Sberbank Independent Director and one Sberbank Director; and
(c)	less than **, but no less than ** in the share capital of the Company, the Sberbank Independent Director;
(d)

less than **, but no less than ** in the share capital of the Company, one representative to attend all meetings of the Board in a nonvoting observer capacity. The Company shall give such observer copies of all notices, minutes, consents, and other materials that it provides to the Directors at the same time and in the same manner as provided to the Directors; provided, however, that such observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further that the Company reserves the right (subject to a decision of a simple majority of Directors) to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such observer is or becomes engaged (whether as a shareholder, employee or director) or interested in any business which is of the same type as the Core Business (other than any passive shareholding of not more than ** of the outstanding shares of any company);

(ii)	YNV shall appoint, for so long as YNV (together with its Affiliates) holds:
(a)	no less than ** in the share capital of the Company or more:
(I)	one Director who is an Independent Director (the “YNV Independent Director”); and
(II)	two Directors who do not need to be Independent Directors (the “YNV Directors”);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(b)	less than **, but no less than **in the share capital of the Company, the YNV Independent Director and one YNV Director; and
(c)	less than **, but no less than ** in the share capital of the Company, the YNV Independent Director;
(d)

less than **, but no less than ** in the share capital of the Company, one representative to attend all meetings of the Board in a nonvoting observer capacity. The Company shall give such observer copies of all notices, minutes, consents, and other materials that it provides to the Directors at the same time and in the same manner as provided to the Directors; provided, however, that such observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further that the Company reserves the right (subject to a decision of a simple majority of Directors) to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such observer is or becomes engaged (whether as a shareholder, employee or director) or interested in any business which is of the same type as the Core Business (other than any passive shareholding of not more than ** of the outstanding shares of any company);

(iii)

subject to Clause 9.1.2(iv), the Principal Shareholders shall procure that the CEO (as may change from time to time) shall always be appointed as a Director until completion of the Private Placement;

(iv)	following completion of the Private Placement:
(a)	the CEO shall resign and be removed from his position of Director; and
(b)	the Additional Investor shall appoint one Director.
9.1.3	From the date of this Agreement, the Board shall consist of:
(i)	Sberbank Directors: ** and **
(ii)	Sberbank Independent Director: **
(iii)	YNV Directors: **and **
(iv)	YNV Independent Director: **; and
(v)	**
9.2	Competency of proposed Directors. Appointment Disputes
9.2.1	Where a Principal Shareholder (or the Additional Investor) is entitled to appoint a new Director in accordance with this Agreement or the Articles it shall:
(i)	take reasonable steps to ensure that its appointee is able to perform his/her duties competently; and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)

at least ** prior to the intended date of an appointment, (to the extent reasonably practicable) notify the other (or each) Principal Shareholder (and the Additional Investor, if applicable) of the name, qualifications, experience and intended date of appointment of the person it intends to appoint as a Director (except in the case of the first Directors named in Clause 9.1.3).

9.2.2

Any appointment of an Appointed Director by a Principal Shareholder (the “Appointing Shareholder”) (except in the case of the first Directors named in Clause 9.1.3) shall be subject to prior consent of the other Principal Shareholder (the “Consenting Shareholder”). If the Consenting Shareholder:

(i)

elects not to give its consent in respect of such appointment, the Consenting Shareholder shall, within ** following receipt of the notice under Clause 9.2.1(ii), send a notice signed by its Chief Executive Officer (or in case where Sberbank Nominee is the Consenting Shareholder, the Chief Executive Officer of Sberbank) to the Chief Executive Officer of the Appointing Shareholder (or in case where Sberbank Nominee is the Appointing Shareholder, the Chief Executive Officer of Sberbank) setting out the reasons why consent in respect of such appointment is not given (the “CEO Notice”); or

(ii)	does not send the CEO Notice within ** following receipt of the notice under Clause 9.2.1(ii), it shall be deemed to have consented to the appointment of the relevant Appointed Director.
9.2.3

If the Consenting Shareholder sends a CEO Notice under Clause 9.2.2(i), the Principal Shareholders shall, as soon as practicable following the date of the CEO Notice, refer the relevant dispute in respect of appointment of the Appointed Director (the “Appointment Dispute”) to the Chief Executive Officers of the Principals.

9.2.4

If the Chief Executive Officers of the Principals are unable to reach agreement on the Appointment Dispute within ** of it being referred to them, the Appointing Shareholder shall send a notice to the Consenting Shareholder setting out the names of three alternative candidates to the position of an Appointed Director, including their qualifications, experience and intended date of appointment. If the Consenting Shareholder:

(i)

notifies the Appointing Shareholder of its choice in favour of one of the three candidates within ** following the date of such notice from the Appointing Shareholder, the relevant chosen candidate shall be appointed as the Appointed Director; or

(ii)

does not notify the Appointing Shareholder of its choice in favour of any of the candidates within ** following the date of such notice from the Appointing Shareholder, the Appointing Shareholder shall be free (by sending a notice to the Consenting Shareholder and the Company) to appoint any of the relevant three candidates as the Appointed Director, and, in each case, the relevant Appointment Dispute shall be deemed to have been resolved.

9.3	Other directorships. Conflict of interest

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Each Director shall declare himself/herself free from any conflict of interests relevant in his/her capacity as a Director and shall disclose to the Board information on any his/her engagement (whether as a shareholder, director, employee or otherwise) or Interest in any business which is of the same type as the Core Business:

9.3.1	upon his/her appointment as a Director, in the case of any such engagement or Interest held at the time of appointment; or
9.3.2	as soon as reasonably practicable, but in any event no later than at the next Board meeting, in the case of any new engagement or Interest during their period of service with the Company.
10	Replacement and removal of Directors
10.1	A Director may be removed as a director of the Company at any time:
10.1.1	subject to Clause 10.3, by notice in writing to the Company by the Principal Shareholder or the Additional Investor (as the case may be) who appointed him/her;
10.1.2	by notice in writing to the Company by any Principal Shareholder where such Director is an Unsuitable Director; or
10.1.3

subject to Clause 10.3, if he/she becomes engaged (whether as a shareholder, director, employee or otherwise) or interested in any business which is of the same type as, or substantially similar to, the Core Business (other than any passive shareholding of not more than three per cent. of the outstanding shares of any company), by a simple majority of the Board upon a request from any Principal Shareholder, and the Principal Shareholder (or the Additional Investor, as applicable) that appointed such Director shall promptly remove such Director from his/her position and shall promptly appoint another Director in his/her place in accordance with Clause 9 and the Articles.

10.2

A Principal Shareholder (or the Additional Investor, as applicable) whose appointee has either been removed or has resigned as a Director shall fully indemnify and hold harmless the other Shareholders and the Group against all Losses incurred by the other Shareholders and/or the Group in respect of any claim made as a result of the removal or resignation of the Director.

10.3	Subject to Clause 10.1.2, no Director (whose name is set out in Clause 9.1.3) may be removed or replaced, prior to the earlier of:
10.3.1	the ** anniversary of Closing; or
10.3.2	the date which is ** from completion of a Private Placement,

unless:

10.3.3	the Principal Shareholders agree otherwise;
10.3.4	in the event of such Director’s death or incapacity; or
10.3.5	in the case of the CEO:
(i)	where the CEO has been replaced in accordance with this Agreement (and a new CEO is to be appointed as a Director under Clause 9.1.2(ii)(d)); or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)	the Additional Investor becomes entitled to appoint a Director under Clause 9.1.2(iv)(b).
11	Chair
11.1

The Chair shall chair all meetings of the Board at which he/she is present but shall not have a casting vote. The Chair shall ensure that all relevant papers for any Board meeting are properly circulated in advance and that all such Board meetings are quorate.

11.2	The Board shall decide by majority vote who shall act as Chair.
11.3

Board meetings shall be chaired by the Chair if he/she is present. If the Chair is not present at any Board meeting, the Directors present may appoint any one of their number to act as Chair for the purpose of the meeting.

12	Director remuneration

Any Director who incurs expenses in fulfilling their duties as a Director shall be entitled to have such reasonable expenses reimbursed by the Company. Otherwise (but without prejudice to any remuneration payable to a Director in respect of executive duties carried out under any separate service agreement with the Group) the Directors (other than Independent Directors) shall not be entitled to receive any remuneration by way of salary, commission, fees or otherwise in relation to the performance of their duties as Directors. The remuneration of the Independent Directors shall be subject to decision of the Principal Shareholders.

13	Board meetings
13.1	Frequency

The Board shall decide how often Board meetings shall take place provided that:

13.1.1	they are held at least ** unless the Board Super Majority agrees otherwise; and
13.1.2	any Director or the CEO may convene a Board meeting on notice in accordance with Clause 13.3.1.
13.2	Place
13.2.1

All Board meetings shall be held in Amsterdam, unless the majority of Directors agree otherwise, taking into account the respective Tax considerations of the Group and each of the Principal Shareholders and their Affiliates.

13.2.2

Any one or more Directors may participate in and vote at meetings of the Board through the medium of telephone conference or a similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting and the meeting is initiated in the Netherlands. A Director so participating shall be deemed to be present in person at the meeting and shall be counted in the quorum. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chair is present.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

13.2.3

In the case of a Board action by written circular resolution, any Director may vote by returning such circular resolution, duly completed and signed, to such person as is designated by the Chair within five (5) Business Days from the date on which such circular resolution is distributed. A circular resolution shall be considered duly taken in respect of any resolution if Directors representing a quorum exercise their vote (whether in favour, against or by way of abstention) in respect of such resolution in a written resolution duly completed and returned in accordance with this Clause 13.2.3.

13.3	Notice/agenda
13.3.1

** notice by email or courier shall be given to each of the Directors of all Board meetings, except where a Board meeting is adjourned under Clause 13.4 or where a Board Super Majority agree to a shorter notice period and all the Directors are notified of the shorter notice period.

13.3.2	** of the date of such notice, any Shareholder or Director may propose an item for inclusion in the agenda together with a related resolution to be proposed at such Board meeting.
13.3.3	** before a meeting, a reasonably detailed agenda shall be sent to each of the Directors by email or courier which shall:
(i)	specify whether any Board Reserved Matters are to be considered; and
(ii)	be accompanied by any relevant papers.
13.3.4	Each Principal Shareholder (or the Additional Investor, as applicable) shall use its reasonable endeavours to ensure that at least one Director appointed by it attends each Board meeting.
13.3.5	Any Director may invite a member of the Management Team to attend a meeting of the Board unless such meeting is to discuss any such person’s remuneration, appraisal or performance.
13.4	Quorum
13.4.1	Without prejudice to Clause 8 and subject to Clauses 5.3.2 and 25.2.2, the quorum at a Board meeting shall be four Directors, including:
(i)

(unless Sberbank Nominee is a Transferring Shareholder and Clause 25.2.2 applies) for so long as Sberbank (together with its Affiliates) holds at least 11.25 per cent. of the share capital of the Company, at least one Sberbank Director, and

(ii)

(unless YNV is a Transferring Shareholder and Clause 25.2.2 applies) for so long as YNV (together with its Affiliates) holds at least 11.25 per cent. of the share capital of the Company, at least one YNV Director.

13.4.2

If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the Board meeting to a specified place and time not less than ** after the original date, where the quorum shall be any four Directors (for the avoidance of doubt, without prejudice to Clause 8).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

13.4.3	Notice of the adjourned Board meeting shall be given to all of the Directors.
13.5	Voting. Resolutions. Minutes
13.5.1	Subject to the other provisions of this Agreement (including Clause 8.1):
(i)

at any Board meeting each Director shall have one vote, save for, for the whole duration of an Appointment Dispute, the Appointed Director(s) of the Appointing Shareholder shall always have the same number of votes as all Appointed Directors of the Consenting Shareholder; and

(ii)	decisions at Board meetings shall be taken by a simple majority of the votes of all Directors.
13.5.2

Minutes of each Board meeting and copies of all resolutions of the Board shall be circulated to each Director. Simultaneous notes of any meeting of the Board shall be made by a person present at such meeting designated by the Chair.

14	Committees of Directors
14.1	Any Board committee shall always be constituted by the Board on the following basis:
14.1.1

for so long as a Principal Shareholder (together with its Affiliates) holds at least ** of the share capital of the Company, it shall be entitled to appoint at least one member to each Board committee; and

14.1.2	for so long as YNV (together with its Affiliates) holds at least ** of the share capital of the Company, YNV shall be entitled to appoint a majority of members to each of the Board committees.
14.2	The Principal Shareholders shall procure that the Board shall constitute the Compensation Committee as soon as practicable following the date of this Agreement consisting of the following members:
14.2.1	**;
14.2.2	** and
14.2.3	**
14.3	For so long as a Principal Shareholder (together with its Affiliates) holds at least **
14.4	of the share capital of the Company, the quorum for the Compensation Committee meeting shall include at least one member appointed by such Principal Shareholder.
14.5

Decisions of the Compensation Committee shall be taken by a simple majority, provided that if a Sberbank Nominee member does not vote in favour of any decision of the Compensation Committee, the relevant matter shall be decided by the Board and the Principal Shareholders shall procure that no Group Company shall take any action in respect of such matter until the relevant Board decision.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

15	Management Team. Corporate secretary
15.1	Authority and accountability of the Management Team

The day-to-day affairs of the Group, including relevant business and operational matters, shall be run by the Management Team under the supervision of the Board:

15.1.1	in accordance with the Business Plan and Budget; and
15.1.2	subject to applicable Law, in the interests of the Shareholders collectively so as to maximise the Group’s equity value, without regard to the individual interests of any of the Shareholders,

provided that the Management Team shall not take any decision in relation to (a) any of the Shareholder Reserved Matters without the prior approval of both Principal Shareholders and (b) any of the Board Reserved Matters without the prior approval of a Board Super Majority. For the avoidance of doubt (and without prejudice to Clause 5.17), the Management Team shall only report to, and take direction from, the Board (acting collectively as the Board) and not either Principal Shareholder directly or any individual member of the Board.

15.2	CEO to provide information to the Board

The CEO shall provide information to the members of the Board on an equal and timely basis and shall not separately disclose information relating to the Business to any Shareholder or any Affiliate of a Shareholder or any other person unless required by the Laws and then only after informing the Board and the Shareholders (unless legally prohibited from doing so) of the requirement to make such disclosure.

15.3	Pre-Agreed Deputies

As soon as reasonably practicable following the date of this Agreement (and following any removal of any of the CEO and CFO), the Principal Shareholders shall agree on the Pre-Agreed Deputies for each of the CEO and CFO.

15.4	Corporate secretary

The Board may delegate certain authorities in relation to operation of the day to day affairs of the Company to a corporate secretary of the Company (save for any Board Reserved Matter).

15.5	Conflicts of interest policy

The Principal Shareholders shall instruct their respective Appointed Directors to consider the adoption by the Board of a policy setting out conflict of interest and non-competition rules applicable to officers of the Group Companies.

16	Meetings of Shareholders

General meetings of Shareholders (algemene vergadering van aandeelhouders) of the Company shall be held at least once per calendar year and shall take place in accordance with the applicable provisions of the Articles, including the following provisions:

16.1	the quorum shall be one duly authorised representative of each Principal Shareholder;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

16.2	each Principal Shareholder shall be notified at least ** in advance of the time, date and place for the meeting;
16.3	the notice of meeting shall set out an agenda identifying in reasonable detail the matters to be discussed;
16.4	the chairman of the meeting shall not have a casting vote; and
16.5

meetings may be held by video, teleconference and other electronic conferencing means and the persons convening the meetings shall use reasonable endeavours to ensure they are held at locations reasonably convenient for all Principal Shareholders.

17	Shareholder Reserved Matters
17.1	Shareholders meetings shall be governed by this Agreement, the Articles and the Laws.
17.2

Subject to Clause 25.2.2, the Shareholders shall procure, as far as they lawfully can, that no action is taken or resolution passed by the Company or any Group Company, and the Company shall not take, and shall procure that no Group Company shall take, any action, in each case, in respect of the matters listed in Error! Reference source not found. (“Shareholder Reserved Matters”), without the prior written approval of all the Principal Shareholders.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART E – PRIVATE PLACEMENT

18	Private Placement
18.1

The Parties shall use their commercially reasonable efforts to procure that by the date which is ** following Closing (or such later date as the Board may unanimously agree) (the “Realisation Date”), a third party (the “Additional Investor”) will have subscribed for a minority stake in the share capital of the Company (the “Private Placement”) subject to the following key terms and conditions of the Private Placement:

18.1.1	subscription for cash;
18.1.2	pre-money valuation of the Group being not less than the post-money valuation of the Group immediately following Closing; and
18.1.3	the Additional Investor shall adhere to the terms of this Agreement by executing the Deed of Adherence and shall have the following rights and obligations:
(i)	shares to be issued to the Additional Investor shall have the same voting rights (other than in respect of appointment of Directors) and dividend rights as the Sberbank Shares and the YNV Shares; and
(ii)	the Additional Investor shall be entitled to appoint one Director (in accordance with Clause 9.1.2(iv)(b)).
18.2

The Parties acknowledge that it is the Shareholders’ and the Company’s preference that the Additional Investor shall be a strategic investor, rather than a financial investor. The Parties further acknowledge that, in the **, they shall use all commercially reasonable efforts to attract a strategic investor, rather than a financial investor, as the Additional Investor. In the event that a strategic investor does not subscribe for Shares within **, then the Parties shall use their commercially reasonable efforts to attract a financial investor as the Additional Investor instead.

18.3

Within **, the Principal Shareholders shall choose and engage (on behalf of the Company) such professional investment advisers as they consider appropriate in relation to achieving and completing the Private Placement, and the Parties further acknowledge and agree that the Company (and not the Shareholders) shall bear any and all costs of such advisers in such circumstances.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART F – MANAGEMENT INCENTIVES

19	Stichting matters
19.1	Issue of Stichting Shares

The Parties agree that any further issue of any Shares to Stichting shall be subject to prior approval by the Principal Shareholders or the Board Super Majority, unless the Incentive Programme provides otherwise.

19.2	Redemption of Stichting Shares

The Board may at any time decide by a simple majority of votes that any portion of Stichting Shares held by Stichting in respect of which no DRs have been issued shall be redeemed (or cancelled) by the Company, in which case the Shareholders shall procure that all corporate decisions are taken in order to carry out such redemption (or cancellation).

19.3	Incentive Programme

Without prejudice to Clause 19.4, the Parties shall procure that:

19.3.1	the Group Companies shall comply with the Incentive Programme; and
19.3.2	no changes are made to the Incentive Programme without a prior written approval of both Principal Shareholders.
19.4	Stichting obligations

Stichting shall:

19.4.1	exercise voting rights in respect of any Stichting Share only following issue of a DR in respect of such underlying Stichting Share and:
(i)	in case of any Stichting Shares underlying a DR that may:
(a)	have been issued in accordance with the Subscription Agreement; or
(b)	be issued under any **,

or as otherwise expressly approved by the Board (as a Board Reserved Matter), at the direction of the holder of such DR; and

(ii)	in case of any other Stichting Shares, in the same proportions as all other Shares are voted by the other Shareholders;
19.4.2	not issue any DRs without the prior written consent of the management board of Stichting, which shall be appointed by the Board;
19.4.3	not register any transfer of any DRs without the prior written consent of the Compensation Committee; and
19.4.4	take all such actions as may be required from time to time to give effect to this Agreement and the Incentive Programme.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART G – COMPANY FINANCE

20	Distributions
20.1	The declaration and payment of distributions to the Shareholders shall be decided by the Board in accordance with the Dividend Policy and subject to the requirements of the Laws.
20.2	For the avoidance of doubt, no Stichting Share shall be entitled to receive any distribution payable to Shareholders unless a DR has been issued in respect thereof.
21	Additional finance for the Company
21.1	Preemptive rights
21.1.1	Issues of Shares
(i)

Subject to Clause 26, any allotment of Shares proposed to be made by the Company and approved in accordance with this Agreement (such Shares being called “Additional Securities”) shall first be offered for subscription to the Principal Shareholders in the proportion that the number of Shares for the time being held by each Principal Shareholder bears to the total number of such Shares in issue held by both Principal Shareholders. Such offer shall be made by notice in writing specifying the number of Additional Securities to which the relevant Principal Shareholder is entitled and the subscription price per Share (the “Subscription Price”) and limiting a time (being not less than three weeks) beyond which the offer (if not accepted) shall be deemed to have been declined. Such offers are not transferable other than to an Affiliate of a Principal Shareholder (provided that, in case such Affiliate subscribes for any Additional Securities, Clause 22.3 shall apply mutatis mutandis), cannot be split or consolidated and can be accepted in full or in part. A Principal Shareholder who accepts the offer in full shall be entitled to indicate that it would accept, on the same terms, the Additional Securities (specifying a maximum number of parcels) which have not been accepted by the other Principal Shareholder (“Excess Additional Securities”).

(ii)

A Principal Shareholder which does not accept the offer in respect of all or a portion of its respective portion of the Additional Securities shall be deemed to have waived its pre-emptive rights (as set out in this Agreement, in the Articles or otherwise) with respect to all or that portion of the Additional Securities set out in the offer which the Principal Shareholder did not accept.

(iii)

Any Excess Additional Securities shall be allotted to the Principal Shareholder who has indicated it would accept Excess Additional Securities (provided that no Principal Shareholder shall be allotted more than the maximum number of Excess Additional Securities such Principal Shareholder has indicated it is willing to accept).

(iv)	Clause 21.1.1(i) shall not apply to:
(a)	any allotment of Additional Securities proposed to be made by the Company to an employee or proposed employee if such allotment is made pursuant to an agreement, plan or program which has been

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

approved by the Principal Shareholders or the Board Super Majority; or
(b)

any allotment of Additional Securities which are to be issued and allotted in connection with any merger, consolidation or amalgamation of the Company which has been approved by the Principal Shareholders.

21.1.2	Failure to subscribe for Additional Securities

If a Principal Shareholder (or its Affiliate, as applicable) (the “Non-contributing Shareholder”) has accepted the offer to subscribe for Additional Securities pursuant to Clause 21.1.1(i) and thereafter fails to complete such subscription and to pay the relevant subscription amount (the “Outstanding Amount”) on the completion date set by the Company therefor, the other Principal Shareholder shall be entitled to:

(i)	subscribe for its portion of Additional Securities at the Subscription Price; and
(ii)	(in its sole discretion) elect to subscribe for up to the number of Shares calculated on the basis of the following formula:

**,

**

21.1.3

In the event that any Principal Shareholder becomes precluded from subscribing for any Additional Securities pursuant to this Clause 21.1 as a result of any sanctions introduced after the date of this Agreement against the other Principal Shareholder, the Principal Shareholders shall enter into good faith discussions on available alternative solutions in respect of financing to be provided to the Group.

21.2	Debt finance
21.2.1

If at any time the Board determines that the Group needs additional debt finance, the Company shall invite Sberbank, in its absolute discretion, to make an offer to provide such finance and, provided such offer is on terms at least equivalent (taken as a whole) to the best terms offered by any third party lenders, the Group shall procure such debt finance from Sberbank.

21.2.2	The Parties agree that, subject to Clause 21.1, there is no obligation on the Principal Shareholders to provide any further financing to the Group.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART G – EXIT

22	Transfers
22.1	General prohibition on disposal of Shares during Lock-up Period

A Principal Shareholder may not Transfer any of its Shares or any Interest in Shares:

22.1.1	** (the “Lock-up Period”), to any person, other than with the prior consent of the other Principal Shareholder, unless Clause 22.3 provides otherwise; and
22.1.2	following expiry of the Lock-up Period, unless permitted or required to do so under Clause 22.3 or 22.4.
22.2	General prohibition on disposal of Stichting Shares

Stichting may not Transfer any of the Stichting Shares or any Interest in Stichting Shares to any person at any time, other than:

22.2.1	with the prior written consent of the Principal Shareholders;
22.2.2	in accordance with the Incentive Programme; or
22.2.3	if required to do so under Clause 22.4.4.
22.3	Transfer to Group Members

A Principal Shareholder (the “Transferor”) may at any time Transfer its Shares (together with any rights (including rights accrued) and obligations in respect of such Shares) to, in the case of YNV, any companies directly or indirectly controlled by YNV from time to time; and in the case of Sberbank Nominee, Sberbank and any companies directly or indirectly controlled by Sberbank from time to time, (in each case, a “Transferee”) on giving prior notice to the other Principal Shareholder, copied to the Company, provided that:

22.3.1

all consents, clearances, approvals or permissions necessary to enable the Transferor and/or the Transferee to be able to complete a transfer of Shares pursuant to this Clause 22.3 under the rules or regulations of any governmental, statutory or regulatory body in those jurisdictions where the Transferor, the Transferee, the Company or any of their Affiliates carries on business, have been or are received prior to the Transfer being effected;

22.3.2

the Transferor (but not a subsequent transferor in a series of Transfers) shall remain party to this Agreement and shall be jointly and severally liable with the Transferee under this Agreement as a Principal Shareholder in respect of the transferred Shares;

22.3.3

the Transferee shall, and the Transferor shall procure that the Transferee shall, retransfer its Shares to the Transferor or another permitted Transferee of the Transferor immediately if the Transferee ceases to be a member of the Transferor’s group; and

22.3.4	the Transferor and the Transferee shall bear all costs, expenses and Taxes associated with any Transfer made pursuant to this Clause 22.3.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

22.4	Transfer to a third party following expiry of the Lock-up Period
22.4.1	Written offer from a third party/right of first refusal

Without prejudice to Clause 22.3, following expiry of the Lock-up Period, a Principal Shareholder (the “Transferring Shareholder”) may Transfer all or part of its Shares (together with any rights accrued in respect of such Shares) (the “Transfer Shares”) only if it receives a bona fide offer for such Transfer Shares (the “Third Party Offer”) from a bona fide third party (acting as a principal) which is not a Restricted Transferee (the “Offeror”) which:

(i)	states whether the Third Party Offer is for all or part (specifying the number) of the Transferring Shareholder’s Shares;
(ii)	does not provide for any financing or similar conditions precedent to acquisition of the Transfer Shares;
(iii)

includes (a) a confirmation that the Board of Directors of the Offeror has approved the Third Party Offer and (b) confirmation that the Offeror has readily available cash for the acquisition of the Transfer Shares, or a comfort letter from a reputable bank or any other evidence demonstrating to the reasonable satisfaction of Sberbank that the Offeror would be able to complete the acquisition of the Transfer Shares;

(iv)	states the price of the Third Party Offer which shall be for cash consideration (the “Third Party Offer Price”);
(v)	contains all material terms and conditions (including the intended completion date of the offer); and
(vi)	includes an offer to acquire:
(a)

such portion (the “Tag Portion”) of Shares held by the other Principal Shareholder (the “Remaining Shareholder”) as reflects, as nearly as possible, the number of the Transfer Shares as a proportion of the total number of Shares held by the Transferring Shareholder; and

(b)

where the Offeror intends to acquire (from one or more Transferring Shareholders) more than ** of the share capital of the Company, in addition to the Tag Portion, all other Shares held by the Remaining Shareholder, at the same cash price as, and on no less favourable terms than, the Transfer Shares (a “Tag-along”).

The Principal Shareholders shall procure that the Company shall reasonably cooperate with any Principal Shareholder in order to facilitate a Third Party Offer (at the cost of such Principal Shareholder).

22.4.2	Issue of Transfer Notice to the Remaining Shareholder

If a Principal Shareholder receives a Third Party Offer which it wishes to accept, a Transferring Shareholder shall issue a notice (the “Transfer Notice”) to the Remaining Shareholder, copied to the Company, containing notification of the Third Party Offer (including the name of the Offeror, the price offered for the Transfer

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Shares and all material terms and conditions of the Third Party Offer) and upon issuing such Transfer Notice, the Transferring Shareholder shall:

(i)

be deemed to make an offer to sell the Transfer Shares to the Remaining Shareholder (the “Offer”) at the same cash price and on no less favourable terms and conditions than those set out in the Third Party Offer; and

(ii)	provide confirmation that:
(a)	the Company shall be the agent of the Transferring Shareholder for the sale of the Transfer Shares; and
(b)	the Remaining Shareholder may elect to proceed in accordance with one of the options in Clause 22.4.3.
22.4.3	Choices open to the Remaining Shareholder

The Remaining Shareholder who receives a Transfer Notice may do one of the following:

(i)	Accept the Offer
(a)

Before the expiry of the period of ** (the “End Date”), if the Remaining Shareholder wishes to buy the Transfer Shares at the Third Party Offer Price it shall send a notice to the Transferring Shareholder, copied to the Company, accepting the Offer (the “Acceptance Notice”). An Acceptance Notice shall be irrevocable. If the Remaining Shareholder does not wish to accept the Offer it may either send a notice to the Transferring Shareholder, copied to the Company, by the End Date declining the Offer or do nothing in which case it shall be deemed to have declined the Offer.

(b)	If the Transferring Shareholder:
(I)	has received from the Remaining Shareholder a notice declining the Offer; or
(II)	has not received the Acceptance Notice from the Remaining Shareholder on or prior to the End Date,

the Transferring Shareholder shall then be free to accept the Third Party Offer and enter into legally binding documents to sell the Transfer Shares to the Offeror ** at the Third Party Offer Price and on terms being no more favourable than those of the Third Party Offer, provided that the Offeror enters into a Deed of Adherence in the form required by this Agreement.

(c)

The sale and transfer of the Transfer Shares to the Remaining Shareholder shall be completed in accordance with Clause 25 and the terms and conditions of the relevant Transfer. In the event of any conflict between the provisions of Clause 25 and the terms and conditions of the relevant Transfer, the former shall take precedence.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)	Tag-along
(a)

If the Remaining Shareholder wishes to sell some or all of the relevant portion of its Shares pursuant to Clause 22.4.1(vi) it shall send a notice to the Transferring Shareholder by the End Date, copied to the Company, electing in its sole discretion to sell the Tag Portion of or, (where Clause 22.4.1(vi)(b) applies) at the sole discretion of such Remaining Shareholder, some or all of its Shares (the “Tag-along Shares”) to the Offeror at the same cash price as, and on no less favourable terms than, those contained in the Third Party Offer.

(b)

The Transferring Shareholder shall then be prohibited from selling the Transfer Shares to the Offeror unless the Offeror agrees to purchase the Tag-along Shares at the same time, at the same cash price as and on no less favourable terms than those contained in the Third Party Offer.

(c)

In the event that the Transferring Shareholder fails to comply with the terms of this Clause 22.4.3(ii) (the “Tag-along Default”), the Remaining Shareholder shall be entitled to give notice (the “Tag-along Default Notice”) within ** of the Tag-along Default occurring, requiring the Transferring Shareholder to purchase all of the Tag-along Shares held by the Remaining Shareholder at the same cash price as, and on no less favourable terms than, the Transfer Shares, and the Transferring Shareholder shall be obligated to complete such purchase within ** following receipt of such Tag-along Default Notice.

22.4.4	Drag-along
(i)

Subject to the right of the Remaining Shareholder under Clause 22.4.3(i) to exercise its right of first refusal, if the Transferring Shareholder(s) (the “Dragging Shareholder”) accepts the Third Party Offer and, as a result, the Offeror (together with any Person Acting In Concert with it) will acquire ** of the share capital of the Company,  then ** Business Days of the date on which the Dragging Shareholder accepts the Third Party Offer the Offeror or the Dragging Shareholder may serve a notice (the “Drag-along Notice”) (in accordance with Clause 22.4.4(ii)) on each other Shareholder (the “Dragged Shareholder”) requiring it to sell to the Offeror such portion of Shares held by such Dragged Shareholder as reflects, as nearly as possible, the number of the Transfer Shares as a proportion of the total number of Shares held by the Dragging Shareholder (the “Drag-along Shares”) on the same terms and conditions as the Third Party Offer (the “Drag-along Exit”).

(ii)	The Drag-along Notice shall specify:
(a)	that each of the Dragged Shareholders is required to sell all its Drag-along Shares;
(b)	the name of the Offeror;
(c)	the cash price per a Drag-along Share, which shall be no less than the cash price per Share to be sold by the Dragging Shareholder(s); and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(d)	the proposed date of completion of the Drag-along Exit.
(iii)	The Drag-along Notice shall be accompanied by copies of all documents to be executed by the Dragged Shareholders to give effect to the sale of the Drag-along Shares.
(iv)	Each Dragged Shareholder, upon receipt of the Drag-along Notice and accompanying documents, shall be obliged to:
(a)

sell all its Drag-along Shares (including giving warranties as to its title to its Drag-along Shares and its capacity to transfer the Drag-along Shares) on the date of completion of the Drag-along Exit;

(b)

return to the Dragging Shareholders, by no later ** prior to the anticipated date of completion of the Drag-along Exit, the duly executed documents, all of which shall be held against payment of the aggregate consideration due; and

(c)

bear an amount of any costs of a Drag-along Exit in the same proportion as the consideration for its Drag-along Shares bears to the aggregate consideration for all Shares to be paid in connection with the Drag-along Exit.

(v)

Completion of any transfer pursuant to this Clause 22.4.4 shall take place at the same time as completion of the transfer of the Transfer Shares. In order to effect such completion, the Offeror shall transfer the purchase price for the Drag-along Shares to the Company, to receive and hold on behalf of each Dragged Shareholder, and each Dragged Shareholder shall deliver duly executed instrument(s) for share transfer (including a duly executed deed of transfer or a power of attorney authorising the execution of a deed of transfer on its behalf) for the Drag-along Shares to the Company. The Company’s receipt of the purchase price as agent on behalf of each Dragged Shareholder shall be a good discharge to the Offeror who shall not be bound to see to the application of those moneys. The Company shall hold the purchase price in trust for each Dragged Shareholder without any obligation to pay interest. If any Dragged Shareholder fails to deliver its duly executed instrument(s) for share transfer for its Drag-along Shares to the Company by completion, the Directors shall authorise any Director to transfer such Drag-along Shares on behalf of such Dragged Shareholder to the Offeror to the extent the Offeror has, by completion, put the Company in funds to pay the purchase price. The Directors shall then authorise registration of the transfer.

22.4.5	Failure to transfer

If a Transferring Shareholder, a Remaining Shareholder or a Dragged Shareholder does not comply with its sale or purchase obligations in this Clause 22, then the provisions of Clause 25.2 shall apply.

22.4.6	Failure of third party to complete sale

If the Offeror fails to acquire the Transfer Shares in accordance with this Clause 22, then the procedures set out in this Clause 22 shall be complied with in full in respect of each new or revised offer, whether by the same Offeror or not.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

23	Default

If a Shareholder (the “Defaulting Shareholder”) commits a breach of this Agreement, any other Shareholder (the “Non-defaulting Shareholder”) may serve a notice upon the Defaulting Shareholder specifying the breach and requiring the Defaulting Shareholder immediately to stop the breach and, to the extent possible, to make good the consequences of the breach within **. Where the breach has prejudiced the Non-defaulting Shareholder, it may seek an immediate remedy of an injunction, specific performance or similar order to enforce the Defaulting Shareholder’s obligations. This does not affect the Non-defaulting Shareholder’s right subsequently to claim damages or other compensation for breach under applicable Laws.

24	Deadlock
24.1	Circumstances leading to deadlock
24.1.1

Unless Clause 24.2.2(ii) applies, if the Board has not passed a resolution in respect of any Board Reserved Matter which has been put to it two or more times in accordance with this Agreement and the Articles, in each case either because the Board Super Majority has not voted in favour of it or because the relevant Board meetings have been adjourned for the lack of a quorum, then such Board Reserved Matter shall no longer require approval by the Board Super Majority, and will instead only require the unanimous consent of both the Sberbank Independent Director and the YNV Independent Director.

24.1.2

If the Sberbank Independent Director and the YNV Independent Director are unable to reach agreement on a matter referred to them under Clause 24.1.1 within 15 Business Days of that matter being referred to them, then any Director may refer the matter for discussion between the Principal Shareholders.

24.1.3	If:
(i)	the Principal Shareholders are unable to reach agreement on any matter referred to them under Clause 24.1.2 within ** of that matter being referred to them; or
(ii)

the Principal Shareholders have not passed a resolution in respect of any Shareholder Reserved Matter which has been put to them two or more times in accordance with this Agreement and the Articles, either because the requisite majority has not voted in favour of it or because three or more consecutive meetings of Shareholders have been adjourned for the lack of a quorum, the matter or resolution shall be a “Deadlock Matter”.

24.2	Referral to chief executive officers for resolution
24.2.1

The Principal Shareholders shall as soon as practicable refer the Deadlock Matter to the Chief Operating Officer of YNV and Sberbank First Deputy Chief Executive Officer for resolution (the “Deadlock Appointees”).

24.2.2	If:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(i)	the Deadlock Appointees are unable to reach agreement on the Deadlock Matter within ** of that matter being referred to them; or
(ii)	the Board does not approve engagement of the relevant Financial Services Provider as a Board Reserved Matter pursuant to Clause 5.2.3(iii)(a) ,

the matter shall be referred to the Chief Executive Officers of YNV and Sberbank, who shall meet in person at least once within ** of any such referral to seek to resolve such matter.

24.3	Outcome of Deadlock Matter
24.3.1

If a matter is not resolved pursuant to Clause 24.2.2 within ** of that matter being referred to the Deadlock Appointees, then the status quo of such matter shall continue to apply, unless the relevant Deadlock Matter is in respect of a Board Reserved Matter set out in:

(i)

paragraph Error! Reference source not found. of Error! Reference source not found. (other than in respect of the CEO or CFO appointment or removal), in which case the matter will be solely and promptly determined by the CEO; or

(ii)	paragraph Error! Reference source not found. of Error! Reference source not found. in respect of the CEO or CFO appointment or removal, in which case:
(a)

the Pre-Agreed Deputy of such CEO or CFO shall temporarily replace the CEO or CFO (as applicable) and for all intents and purposes the relevant Pre-Agreed Deputy shall be the CEO or CFO (as applicable) until replaced in accordance with this Clause 24.3.1(ii);

(b)	each Principal Shareholder shall promptly give notice to the other Principal Shareholder of two suitable candidates (such that there are four candidates in aggregate) to replace such CEO or CFO;
(c)

each Principal Shareholder shall then promptly notify each other, rejecting one of the other Principal Shareholder’s candidates nominated in Clause 24.3.1(ii)(b) above, such that each Principal Shareholder shall have one candidate remaining; and

(d)

finally, the Chair shall promptly determine, by way of coin toss in the presence of at least one YNV Director and one Sberbank Director, which one of the remaining two candidates should be appointed as CEO or CFO (as applicable), and upon such determination, the Pre-Agreed Deputy shall be immediately removed from the position of CEO or CFO (as applicable) and the relevant candidate should be appointed to the relevant position.

25	Terms and consequences of transfers of Shares
25.1	Completion of transfer

Any transfers of the Transfer Shares made under the provisions of Clause 22 (except by a Transferring Shareholder or a Remaining Shareholder to an Offeror under Clause 22.4.3(i)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

which shall be made as agreed with the Offeror) shall be made in accordance with the following terms set out in this Clause 25.1:

25.1.1	Each of the Transferring Shareholder and the Remaining Shareholder shall use reasonable endeavours to ensure the satisfaction of any Regulatory Condition applying to it as soon as possible.
25.1.2

If any of the Regulatory Conditions is not satisfied or waived ** after service of the Transfer Notice, then the Transfer Notice shall lapse and the Transferring Shareholder shall be free to sell the Transfer Shares to the Offeror who had previously made a Third Party Offer but was unable to proceed as a result of the rights of first refusal contained in Clause 22.4.2 on terms being no more favourable than those of the Third Party Offer.

25.1.3

Completion of the transfer of the Transfer Shares shall take place ** after the date of the Acceptance Notice or the date of satisfaction or waiver of the last of the Regulatory Conditions (whichever is the later) (the “Transfer Date”) and at such reasonable time and place as the Transferring Shareholder and the Remaining Shareholder shall agree or, failing which, at 12:00 (Amsterdam time) at the registered office of the Company.

25.1.4	On or before the Transfer Date the Transferring Shareholder shall deliver to the Remaining Shareholder in respect of the Transfer Shares:
(i)	duly executed instrument(s) for share transfer (including a duly executed power of attorney authorising the execution of a notarial deed of transfer on its behalf); and
(ii)

a power of attorney in such form and in favour of such person as the Remaining Shareholder may nominate to enable the Remaining Shareholder to exercise all rights of ownership including, without limitation, voting rights.

25.1.5

Upon the execution of the notarial deed of transfer as referred to in Clause 25.1.4, the Remaining Shareholder shall pay the total consideration due for the Transfer Shares to the Transferring Shareholder on the Transfer Date.

25.2	Failure to transfer

If a Transferring Shareholder fails or refuses to comply with its obligations to transfer Transfer Shares under Clause 22 on or before the Transfer Date for a reason other than failure to satisfy a Regulatory Condition:

25.2.1

the Company shall be deemed to be appointed as agent on behalf of the Transferring Shareholder to receive the purchase money in trust for the Transferring Shareholder (without any obligation to pay interest) and cause the Remaining Shareholder to be registered as the holder of the Transfer Shares being sold. The receipt by the Company of the purchase money shall be a good discharge by the Remaining Shareholder (who shall not be bound to see to the application of those moneys). After the Remaining Shareholder has been registered as holder of the Transfer Shares being sold in exercise of these powers:

(i)	the validity of the transfer shall not be questioned by any person; and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)	the Transferring Shareholder shall be entitled to the purchase money for the Transfer Shares; and
25.2.2

the Transferring Shareholder shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Agreement, the Articles or otherwise. The Appointed Directors appointed by such Transferring Shareholder (or its predecessor in title) shall not (and the Transferring Shareholder shall procure that each such Appointed Director shall not):

(i)	vote at any Board meeting;
(ii)	attend any Board meeting (and their attendance would not be required in order to constitute a quorum); or
(iii)	receive or request any information from the Company.
25.3	Company to be informed of notices

The Principal Shareholders shall keep the Company informed at all times of the issue and contents of any notices served pursuant to Clause 22 or 25 and any election or acceptance relating to those notices.

25.4	Business to be run as going concern

The Principal Shareholders shall do all things within their power to ensure that the Business continues to be run as a going concern during the period between the service of any notice pursuant to Clause 22 or 25 and the completion of any transfers of Shares.

25.5	Transfer terms

Any sale and/or transfer of the Transfer Shares under Clause 22 shall be on terms that those Shares:

25.5.1	are transferred free from all Encumbrances (other than those created under this Agreement and the Articles); and
25.5.2	are transferred with the benefit of all rights attaching to them as at the date of the relevant transfer.
25.6	Further assurance

Each of the Principal Shareholders and the Company shall use reasonable endeavours to effect a transfer of the Transfer Shares in accordance with the terms of this Agreement as quickly as is practicable and in any event within any time period specified in this Agreement.

25.7	Deed of Adherence

The Principal Shareholders shall procure that no person other than an existing Shareholder acquires any Shares unless it enters into a Deed of Adherence agreeing to be bound by this Agreement as a Shareholder and any other agreements entered into in connection with the Business as a Shareholder. The Shareholders agree that in signing a Deed of Adherence such person shall have the benefit of the terms of this Agreement and shall be a Party to this Agreement.

25.8	Removal of appointees

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

If a Principal Shareholder ceases to be a Principal Shareholder it shall, and it shall procure that all its appointees to the Board and to the board of directors of any Group Company (if applicable) shall, do all such things and sign all such documents as may otherwise be necessary to ensure the resignation or dismissal of such persons from such appointments in a timely manner in accordance with Clause 10.

25.9	Power of Attorney
25.9.1

Each Principal Shareholder irrevocably appoints the other Principal Shareholder, by way of security for the performance of its obligations under Clause 22, its attorney to execute, deliver and/or issue any necessary document, agreement, certificate and instrument required to be executed by it under the provisions of Clauses 22 or 25, including any transfer of the Transfer Shares or other documents which may be necessary to transfer title to the Transfer Shares.

25.9.2

Any purchase money payable to a Transferring Shareholder shall, to the extent that it is not paid to, or to the order of, the Transferring Shareholder on or before the appropriate completion date, bear interest against the Remaining Shareholder (or the Dragging Shareholder where a Dragged Shareholder is required to sell Drag-along Shares under Clause 22.4.4) at the rate of three per cent. per annum calculated on a daily basis from such date until the Transferring Shareholder is reimbursed by the Remaining Shareholder.

26	IPO
26.1

Each Principal Shareholder (the “Initiating Shareholder”) shall have the right to convene a meeting of the Board to consider approval of an IPO, provided that such notice includes the following proposed parameters of the potential IPO:

26.1.1	the relevant stock exchange;
26.1.2	the minimum amount to be raised;
26.1.3	type of Shares to be offered for sale (including proportions of new Shares to be issued and/or existing Shares to be sold by each of the Shareholders);
26.1.4	valuation parameters; and
26.1.5	financial advisors and the terms of their engagement.
26.2

If the Board meeting convened by the Initiating Shareholder under Clause 26.1 approves the IPO, the Shareholders shall co-operate fully with each other and the Company and their respective financial and other advisers and use their reasonable endeavours to assist the Company to achieve an IPO in accordance with the rules and regulations of the relevant international securities exchange and other applicable Laws and regulations.

26.3

Following expiry of the Lock-up Period, if the Board meeting convened by the Initiating Shareholder under Clause 26.1 does not approve the IPO which satisfies the criteria of a Qualified IPO ** the Initiating Shareholder may send a notice (the “Qualified IPO Notice”) to the Dissenting Shareholder (with a copy to the Company) requiring that the Company initiates a Qualified IPO and indicating the following parameters of such Qualified IPO (which should be materially the same as parameters of the IPO rejected by the Board):

26.3.1	the relevant stock exchange;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

26.3.2	the minimum amount to be raised;
26.3.3	type of Shares to be offered for sale through the Qualified IPO (including proportion of new Shares to be issued and/or existing Shares);
26.3.4	valuation parameters; and
26.3.5	financial advisors and the terms of their engagement.
26.4	In case where Clause 26.3 applies:
26.4.1

the Shareholders shall procure (including by way of taking all necessary corporate actions) that the Company fully cooperates with the respective financial and other advisers and shall use their reasonable endeavours to assist the Company to achieve the Qualified IPO in accordance with the rules and regulations of the relevant international securities exchange and other applicable Laws and regulations as soon as reasonably practicable following the date of the Qualified IPO Notice; and

26.4.2	**
(i)	**
(a)	**
(b)	**

**

(ii)	**
26.5

Following expiry of the Lock-up Period, unless Clauses 26.2 to 26.4 apply, the CEO may, after consultation with each of the Principal Shareholders, send a notice to the Principal Shareholders requiring that the Company initiates a CEO Qualified IPO.

26.6	**
26.6.1	**
(i)	**
(ii)	**
(iii)	**

**

26.6.2	**
(i)	**
(ii)	**

**

27	Duration, termination and survival
27.1	Duration and termination

This Agreement shall continue in full force and effect without limit in time until the earlier of:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

27.1.1	the Principal Shareholders agreeing in writing to terminate it;
27.1.2	an effective resolution is passed or a binding order is made for the winding-up of the Company; and
27.1.3	the date on which all of the Shares, to the extent remaining in issue, are owned by one Shareholder,

provided that this Agreement shall cease to have effect as regards any Principal Shareholder who ceases to hold any Shares save for the Surviving Provisions which shall continue in force after termination generally or in relation to any such Principal Shareholder.

27.2	Termination on Qualified IPO

Notwithstanding the provisions of Clause 27.1 (and subject to Clause 27.3), effective upon the closing of a Qualified IPO, this Agreement shall be deemed to be amended and restated to exclude such provisions of this Agreement (save for the Surviving Provisions which shall continue in force after termination), as may be determined by an opinion of a reputable law firm of international standing with an established practice in the jurisdiction of the relevant stock exchange to be required to be excluded in order to comply with the listing rules of the relevant stock exchange or other applicable mandatory legal requirements. The Principal Shareholders further agree to negotiate in good faith any amendments to this Agreement as may be recommended by such law firm or by the managing underwriter of such Qualified IPO to be advisable in connection with such Qualified IPO.

27.3	Effect of termination

Termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Party prior to such termination.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART H – PROTECTION OF THE BUSINESS AND SHAREHOLDERS

28	Expansion of Joint Venture
28.1	Development of Business

Subject to the provisions of this Clause 28 and Clause 28.3, the Shareholders shall procure that any expansion, development or evolution of the Core Business within the Exclusivity Territory shall only be effected through the Company or a Group Company.

28.2	New Opportunities
28.2.1	If any Principal or its Affiliate:
(i)	identifies or becomes aware of any investment opportunity (other than a Security Enforcement Opportunity) relevant to the Core Business; or
(ii)	identifies an opportunity to start operating any Core Business,

(a “New Opportunity”), in each case, in a jurisdiction outside the Exclusivity Territory (the “New Opportunity Jurisdiction”), then such Principal shall notify the Board in writing with reasonable details as to the nature of the relevant New Opportunity, including the relevant New Opportunity Jurisdiction. In any event, none of the Principals or their Affiliates shall make or commit to make any capital expenditure or make any other form of investment in relation to a New Opportunity unless and until the Board accepts or rejects such New Opportunity pursuant to the terms of this Clause 28.2.

28.2.2	If the Board approves the New Opportunity by a simple majority of votes, then:
(i)	the Principals shall procure that the Group shall use reasonable endeavours to implement such New Opportunity in the New Opportunity Jurisdiction as soon as reasonably practicable; and
(ii)

if the Group fails to complete the Core Business Commencement in such New Opportunity Jurisdiction within ** (unless a longer time period is determined by the Board Super Majority) following the relevant Board approval, the Principal that notified the Board of such New Opportunity shall be free to proceed on its own with such New Opportunity within the New Opportunity Jurisdiction at its sole cost, risk and expense

28.2.3	If the Board does not approve (or fails to vote on) the New Opportunity within one month of receiving notice of it pursuant to Clause 28.2.1:
(i)

the Principal that did not notify the Board of such New Opportunity shall not (and shall procure that its Affiliates shall not) take any actions to pursue such New Opportunity in the New Opportunity Jurisdiction; and

(ii)

the Principal that notified the Board of such New Opportunity (unless any of its Appointed Directors voted against approval of the New Opportunity) shall be free to proceed on its own with such New Opportunity within the New Opportunity Jurisdiction at its sole cost, risk and expense.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

28.2.4

In the event that the Board decides (by a simple majority) that the Group shall commence operations in a New Opportunity Jurisdiction where a Principal (or its Affiliate) has already started operations pursuant to Clause 28.2.2(ii) or 28.2.3(ii) (the “Existing Operations”):

(i)

following such Board decision, the Principals shall negotiate in good faith for a period of ** with a view to agreeing whether the relevant interest in the Existing Operations should be transferred to the Group (and the Principal that owns the Existing Operations shall be deemed to have granted exclusivity for such ** period to the other Principal and the Group);

(ii)	if the Principals:
(a)

agree that the relevant interest in the Existing Operations shall be transferred to the Group, then the Parties shall take all such actions as are required to effect such transfer on the terms agreed (and following such transfer the relevant New Opportunity Jurisdiction shall become part of the Exclusivity Territory); or

(b)

fail to agree that the relevant interest in the Existing Operations shall be transferred to the Group, then the relevant Principal shall use its commercially reasonable efforts (taking into consideration the relevant market conditions) to divest the relevant interest in the Existing Operations within the following **.

28.2.5	If the Group starts operations in any jurisdiction which is not covered by the Brand Licence Agreement, YNV shall procure that as soon as practicable following the start of such operations:
(i)

Yandex LLC files applications for registration of “YANDEX” trade marks (in Latin and, if relevant, in Cyrillic or other local alphabet) with the local trade mark authorities in the relevant jurisdiction in respect of such ICGS classes as may be necessary for the operation of the Business in such jurisdiction (if no such trade marks are registered in such jurisdiction already); and

(ii)	Yandex LLC and the Russian OpCo shall:
(a)

execute an amendment or an additional agreement to the Brand Licence Agreement (in the form reasonably acceptable to Sberbank), according to which the Brand Licence Agreement shall cover the relevant “YANDEX” trade marks registered (or to be registered, as applicable) in the relevant jurisdiction; and

(b)

file such amendment or additional agreement to the Brand Licence Agreement for registration with the local trade mark authorities in the relevant jurisdiction (to the extent required under applicable Laws).

28.3	**

**

28.4	**

**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

28.5	**

**

28.5.1	**
28.5.2	**
28.5.3	**
(i)	**
(ii)	**
(iii)	**
28.5.4	**
28.5.5	**
(i)	**
(ii)	**
(iii)	**
28.6	Changes to advertising formats for online retailers related to products/goods search queries («товарные запросы»)

Without prejudice to Clause 29.2.2(iii), YNV shall, when it becomes commercially feasible, but in any event no later than before, or simultaneously with, the start of any discussions with any online retailer in respect of a full commercial launch of any substantial changes to visualisation of advertising formats on Yandex search engine results page for online retailers related to products/goods search queries («товарные запросы»):

28.6.1	provide reasonable notification thereof to the Group; and
28.6.2	discuss adoption of such changes by the Group.
29	Restrictions
29.1	Restrictive covenants

Subject to Clauses 28.1,  Yandex and Sberbank promotion and advertising and 29.6, each Principal undertakes to the other Principal and the Company that neither it nor any of its Affiliates shall during the Exclusivity Period:

29.1.1	carry on, be engaged in or be economically interested in any business which is of the same type as the Core Business (or any part of it) within the Exclusivity Territory;
29.1.2	employ any Key Employee whether as an employee, a consultant or otherwise;
29.1.3

induce or seek to induce any Restricted Employee to become employed whether as an employee, a consultant or otherwise by any Principal or any of its Affiliates, whether or not such Restricted Employee would thereby commit a breach of his/her employment contract or contract of service, provided that a Principal shall not be prohibited from recruiting:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(i)	following expiry of ** following the date of this Agreement, any Senior Employee; and
(ii)	any Junior Employee,

in each case, pursuant to (a) any public announcement, general solicitation or advertising not specifically targeting such individual; (b) a referral by any search firm, employment agency or other similar entity that has not been specifically instructed to solicit such individual; or (c) an unsolicited inbound approach from such Restricted Employee;

29.1.4	establish any joint venture (whether incorporated or not) with any Restricted Party within the Exclusivity Territory; or
29.1.5

other than as permitted under Clause 29.2, promote any B2C online retail marketplace for the purchase of physical goods within the Exclusivity Territory or any online retailer of physical goods (other than the Group’s marketplace(s)).

29.2	Yandex and Sberbank promotion and advertising
29.2.1

Nothing in this Agreement shall restrict any Principal or its Affiliates from providing advertising or promotion services (other than as carried out through the Price Comparison Business), including such advertising or promotion services that are monetised through cost per click model, cost per mile model or CPA model, including, in case of YNV, on all Yandex website or app properties, Yandex Advertising Network, Yandex Service Companies, including Yandex app, Yandex.Search, Yandex.Direct, Yandex.Browser, Yandex.Video, Edadeal, Yandex.Images, Yandex.Collections, Yandex Geo products or any other similar current or future Yandex property, application or service, to any third party, including any Restricted Party, in each case, other than as expressly restricted by this Clause 29.2.

29.2.2	YNV undertakes to each of Sberbank and the Company that neither YNV nor its Affiliates shall, during the Exclusivity Period and on the Exclusivity Territory:
(i)

provide any YNV Special Promotion Services to any Restricted Party in respect of the Core Business, provided that the provision of any specific YNV Special Promotion Services shall be permitted upon a written request by YNV containing reasonable details in respect of such YNV Special Promotion Services to enable the CEO or the Board (as applicable) to make an informed decision (the “YNV Special Promotion Services Request”):

(a)	during the period from the date of this Agreement until ** with the prior written consent of the CEO (such consent shall not be unreasonably withheld, conditioned or delayed); and
(b)

during the period after ** with the prior approval of a simple majority of the Board, provided that if, within ** from the date on which the Board receives an YNV Special Promotion Services Request, the Board does not reject such YNV Special Promotion Services Request, the Board shall be deemed to have granted its approval to such YNV Special Promotion Services Request;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)	provide to any Restricted Party Search Wizards for the period of ** from the date hereof; or
(iii)	take any voluntary actions, the primary purpose of which is to divert advertising traffic which comes to the Group from Yandex search results page.
29.2.3

Sberbank undertakes to each of YNV and the Company that neither Sberbank nor its Affiliates shall, during the Exclusivity Period and on the Exclusivity Territory provide any Sberbank Special Promotion Services to any Restricted Party in respect of the Core Business, provided that the provision of any specific Sberbank Special Promotion Services shall be permitted upon a written request by Sberbank containing reasonable details in respect of such Sberbank Special Promotion Services to enable the CEO or the Board (as applicable) to make an informed decision (the “Sberbank Special Promotion Services Request”):

(i)	during the period from the date of this Agreement until the ** with the prior written consent of the CEO (such consent shall not be unreasonably withheld, conditioned or delayed); and
(ii)

during the period after the first anniversary of the date of this Agreement with the prior approval of a simple majority of the Board, provided that if, within ** from the date on which the Board receives a Sberbank Special Promotion Services Request, the Board does not reject such Sberbank Special Promotion Services Request, the Board shall be deemed to have granted its approval to such Sberbank Special Promotion Services Request.

29.2.4

Notwithstanding the foregoing, the restrictions set forth in Clauses 29.2.2(i) and 29.2.3 shall not apply to experiments related to the launch of new advertising products or the enhancement of current advertising products, which could involve non-standard visual representations or could be based on new underlying functional principles.

29.2.5	For the purposes of this Clause 29.2:

“YNV Special Promotion Service” means:

(i)	**
(ii)	**
(a)	**
(b)	**
(c)	**
(d)	**

“Sberbank Special Promotion Service” means:

(iii)	**
(a)	**
(b)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(c)	**
(d)	**
29.3	Reasonableness of restrictions

Each Party agrees that the restrictions contained in Clause 28 and this Clause 28.6 are no greater than are reasonable and necessary for the protection of the interest of each Principal and the Company, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

29.4	Reimbursement of expenses for breach of non-solicitation restrictions

The Parties acknowledge and agree that the Group’s employees are experienced professionals, and that the Group will incur substantial expenses in the event there is a necessity to replace them or train new employees as a consequence of breach of Clause 29.1.2 or 29.1.3 by either Principal. In the event that an employee of the Group having an annual base salary greater than ** leaves his employment as a result of solicitation in breach of Clause 29.1.2 or 29.1.3, the breaching Principal shall be liable to reimburse the Group for expenses resulting from recruitment or training of a new employee in the amount of ** for each such employee (without prejudice to any other rights and remedies that the Group or the other Principal may have in relation to such breach).

29.5	Duration

The covenants set out in this Clause 28.6 shall survive in accordance with Clause 29.1 for the Exclusivity Period.

29.6	Exclusions

Nothing contained in Clause 28 or this Clause 28.6 precludes or restricts a Principal or any of its Affiliates from:

29.6.1	holding or being interested in a stake of no more than:
(i)	**
(ii)	**
29.6.2	fulfilling any obligation pursuant to this Agreement and any other Transaction Document;
29.6.3	operating any Core Business in connection with implementation of any New Opportunity in a New Opportunity Jurisdiction under Clause 28.2.2(ii) or 28.2.3(ii);
29.6.4

pursuing any Security Enforcement Opportunity, provided that if, as a result of such Security Enforcement Opportunity, a Principal acquires any interest in any person engaged in any activity which activity would otherwise be in breach of Clause 29.1 (for the avoidance of doubt, subject to the applicable exclusions under Clause 29.6, including in respect of the interest thresholds set out in Clause 29.6.1):

(i)	the relevant Principal shall promptly notify the other Principal of such acquisition;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(ii)	following such notification, the Principals shall negotiate in good faith for a period of six months with a view to agreeing whether the relevant interest should be transferred to the Group;
(iii)	if the Principals:
(a)

agree that the relevant interest shall be transferred to the Group, then the Principals shall (and shall procure that the Company shall) take all such actions as are required to effect such transfer on the terms agreed; or

(b)

fail to agree that the relevant interest shall be transferred to the Group, then the acquiring Principal shall use its commercially reasonable efforts (taking into consideration the relevant market conditions) to divest the relevant interest within the following 36 months;

29.6.5

operating any existing or future online or e-commerce businesses (including any online advertising or promotion business, including, for the avoidance of doubt, Price Comparison Business) in the following spheres:

(i)	**
(ii)	**
(iii)	**
(iv)	**
(v)	**
(vi)	**
(vii)	**
(viii)	**
(ix)	**
(x)	**
(xi)	**
(xii)	**
(xiii)	**
29.6.6	in the case of Sberbank only:
(i)	**
(a)	**
(b)	**
(c)	**
(ii)	**
(iii)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(iv)	**
29.6.7	in the case of YNV only, **
29.7	Non-Discrimination

YNV undertakes to each of Sberbank and the Company that during the Exclusivity Period, and within the Exclusivity Territory YNV shall (and shall procure that its Affiliates shall):

29.7.1	in relation to any Yandex Services Promotion Features, treat the Group as a Yandex Service Company; and
29.7.2

provide Yandex Services Promotion Features to the Group on similar and non-discriminatory terms as compared with the terms and conditions of promotion of other Yandex Service Companies, subject to restrictions which also apply to other Yandex Service Companies (including restrictions applicable to priority advertising campaigns of a relevant Yandex Service Company or a service of YNV Affiliate). YNV and its Affiliates shall have the right not to include in any new Yandex Services Promotion Features any promotion tools which may be created in the future and which: (a) constitute a part of the corresponding functionality of a service of a Yandex Service Company; or (b) assume the need for technical integration with the service providing the promotion tool; or (c) are provided to Yandex Service Companies on a commercial basis, including in accordance with the policy of the service providing such promotion tool.

29.8	General principles of co-operation between the Company and the Principal Shareholders
29.8.1

The Parties intend that, other than as set out in the Transaction Documents, the Company’s relationship with each of the Principal Shareholders shall be based on the principles of reciprocity and mutual benefit, having regard to the industry and market standing of the Company and each of the Principal Shareholders.

29.8.2

Each of the Principal Shareholders may invite the Company to participate in its new business initiatives and pilot projects, but the Board shall be free to decide, in its sole discretion, to what extent the Group shall participate therein (if at all).

29.8.3

Unless otherwise required by applicable Laws, the Parties agree that the internal corporate by-laws, policies, standards or other regulations of the Principal Shareholders shall not directly apply to the Company, and that the Board shall be free to decide, in its sole discretion, to what extent (if at all) to implement any such by-laws, policies standards or regulations at the Group level.

29.9	**
29.9.1	**
29.9.2	**
29.9.3	**
(i)	**
(a)	**
(b)	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

**

(ii)	**
30	Confidentiality
30.1	Announcements

No public announcement of any kind shall be made in respect of this Agreement except as otherwise agreed in writing between the Principal Shareholders or unless required by the Laws, in which case the Principal Shareholder concerned shall take all reasonable steps to obtain the consent of the other Principal Shareholder to the contents of the announcement, such consent not to be unreasonably withheld or delayed, and the Principal Shareholder or the Affiliate of the Principal Shareholder making the announcement (as the case may be) shall (unless it is not reasonably practicable to do so) give a copy of the text to the other Principal Shareholder prior to the announcement being released.

30.2	Confidential Information

Subject to Clauses 30.1 and 30.3, each Party shall keep confidential and shall procure that its respective Affiliates and their respective officers, employees, agents and advisers keep confidential the following (the “Confidential Information”):

30.2.1	all communications between each Shareholder and the Group;
30.2.2

all information and other materials supplied to or received by each Shareholder from the Group which are either marked “confidential” or are by their nature intended to be for the knowledge of the recipient alone; and

30.2.3	any information relating to:
(i)

this Agreement, the Business which a Shareholder may have or acquire through ownership of an Interest in the Company, all information concerning the business transactions and/or financial arrangements of the Group; and

(ii)

the customers, business, assets or affairs of a Shareholder or its Affiliates and all information concerning the business transactions and/or financial arrangements of a Shareholder or its Affiliate which the other Parties may have, or acquire, through being a Shareholder or making appointments to the Board, and shall not use any Confidential Information for its own business purposes or disclose any Confidential Information to any third party without the consent of the other Parties.

30.3	Exclusions
30.3.1	Clause 30.2 shall not prohibit disclosure or use of any information if and to the extent:
(i)	the information is or becomes publicly available (other than by breach of this Agreement);
(ii)	both Principal Shareholders have given prior written approval to the disclosure or use;
(iii)	information about the Group which the Board has confirmed in writing to the Shareholders is not confidential;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(iv)	the information is independently developed by a Party after the date of this Agreement;
(v)

the disclosure or use is required by law, any governmental or regulatory body or any stock exchange on which the shares of either Party or any of its Affiliates is listed (including where this is required as part of any actual or potential offering, placing and/or sale of securities of that Party or any of its Affiliates);

(vi)	the disclosure or use is required for the purpose of any judicial or arbitral proceedings arising out of or in connection with this Agreement or any documents to be entered pursuant to it;
(vii)	the disclosure of information is made to any Tax Authority to the extent such disclosure is reasonably required for the purposes of the tax affairs of the Party concerned or any of its Affiliates;
(viii)

the disclosure of information is made by a Principal Shareholder to its Affiliates, directors, employees or professional advisers on a need to know basis and on terms that such parties undertake to comply with the provisions of this Clause 30 as if they were a party to this Agreement; or

(ix)

the disclosure of information is made by a Principal Shareholder on a confidential basis to a bona fide third party (not being a Restricted Transferee) or professional advisers or financiers of such third party wishing to acquire Shares from such Principal Shareholder in accordance with the terms of this Agreement to the extent that any such persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase PROVIDED THAT no such disclosure shall be made unless such person has agreed to be bound to observe the restrictions under this Clause 30 to which the Principal Shareholder concerned is subject, provided that prior to disclosure or use of any information pursuant to Clause 30.3.1(v) or 30.3.1(vi), the Party concerned shall consult with the other Parties insofar as is reasonably practicable.

30.4	Return of Confidential Information

Where a Principal Shareholder ceases to be a Shareholder, such Principal Shareholder shall promptly return all written Confidential Information provided to it or its Affiliates or its or their officers, employees, agents or advisers which is in such Principal Shareholder’s possession or under its custody and control without keeping any copies thereof, provided that such Principal Shareholder may retain any Confidential Information relating to the other Shareholders, the Company, the Group or the Business as may be required by the Laws or contained or referred to in board minutes or in documents referred to therein and such Principal Shareholder’s advisers may keep one copy of any documents in their possession for record purposes without prejudice to any duties of confidentiality contained in this Agreement.

30.5	Damages not an adequate remedy

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Without prejudice to any other rights or remedies which a Shareholder may have under this Agreement or any other Transaction Document, the Shareholders acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 30 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 30.

30.6	Duration of confidentiality obligations

The obligations contained in this Clause 30 shall last indefinitely notwithstanding the termination of this Agreement or a person ceasing to be party to this Agreement.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

PART I – GENERAL

31	General
31.1	Arbitration
31.1.1

The Parties agree that, in respect of any claim, dispute or difference or controversy of whatever nature arising out of, relating to, or in connection with this Agreement (including a claim, dispute, difference or controversy regarding its existence, termination, validity, interpretation, performance, breach, the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (each, a “Dispute”), they shall notify in writing the other parties and attempt in good faith to resolve such Dispute. If no such resolution can be reached during the ** following the date of such written notice, then such Dispute shall be referred upon the application of any party to, and finally settled by, arbitration in accordance with the London Court of International Arbitration (“LCIA”) Rules (the “Rules”) as in force at the date of this Agreement, which Rules, as amended by this Clause 31.1, are deemed to be incorporated into this Clause 31.1, and capitalised terms used in this Clause 31.1 which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

31.1.2

The number of arbitrators shall be three, one of whom shall be nominated by the Claimant(s) between them, one by the Respondent(s) between them, and the third of whom, who shall act as presiding arbitrator of the tribunal, shall be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within ** of the nomination of the second party nominated arbitrator, such third arbitrator shall be appointed by the LCIA.

31.1.3	The seat of arbitration shall be London, England and the language of arbitration shall be English. Sections 45 and 69 of the Arbitration Act 1996 shall not apply.
31.1.4	No party shall be required to give general discovery of documents but may be required only to produce specific, identified documents or classes of documents which are relevant to the Dispute.
31.1.5

Each party agrees that the arbitration agreement set out in this Clause 31.1 and the arbitration agreement contained in each other Transaction Document (other than the Ancillary Agreements and all documents entered into pursuant to the Ancillary Agreements) shall together be deemed to be a single arbitration agreement.

31.1.6

Each party consents to being joined to any arbitration commenced under any Transaction Document on the application of any other party if the Arbitral Tribunal so allows, and subject to and in accordance with the Rules. Before the constitution of the Arbitral Tribunal, any party to an arbitration commenced pursuant to this Clause 31.1 may effect joinder by serving notice on any party to any Transaction Document whom it seeks to join to the arbitration proceedings, provided that such notice is also sent to all other parties to the Dispute and the LCIA Court within ** of service of the Request for Arbitration. The joined party will become a claimant or respondent party (as appropriate) to the arbitration proceedings and participate in the arbitrator appointment process in Clause 31.1.2.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

31.1.7

An Arbitral Tribunal constituted under this Agreement may consolidate an arbitration hereunder with an arbitration under any other Transaction Document if the arbitration proceedings raise common questions of law or fact, and subject to and in accordance with the Rules. For the avoidance of doubt, this Clause 31.1.7 is an agreement in writing by all parties to any arbitrations to be consolidated for the purposes of Article 22.1(ix) of the Rules. If an Arbitral Tribunal has been constituted in more than one of the arbitrations in respect of which consolidation is sought pursuant to this Clause 31.1.7, the Arbitral Tribunal which shall have the power to order consolidation shall be the Arbitral Tribunal appointed in the arbitration with the earlier Commencement Date under Article 1.4 of the Rules (i.e. the first-filed arbitration). Notice of the consolidation order must be given to any arbitrators already appointed in relation to any of the arbitration(s) which are to be consolidated under the consolidation order, all parties to those arbitration(s) and the LCIA Registrar. Any appointment of an arbitrator in the other arbitrations before the date of the consolidation order will terminate immediately and the arbitrator will be deemed to be discharged. This termination is without prejudice to the validity of any act done or order made by that arbitrator or by any court in support of that arbitration before that arbitrator’s appointment is terminated; his or her entitlement to be paid proper fees and disbursements; and the date when any claim or defense was raised for the purpose of applying any limitation bar or any similar rule or provision. If this clause operates to exclude a party’s right to choose its own arbitrator, each party irrevocably and unconditionally waives any right to do so.

31.1.8

To the extent permitted by applicable Laws, each party waives any objection, on the basis that a Dispute has been resolved in a manner contemplated by Clauses 31.1.6 to 31.1.7, to the validity and/or enforcement of any arbitral award.

31.1.9

Each party agrees that any arbitration under this Clause 31.1 shall be confidential to the parties and the arbitrators and that each party shall therefore keep confidential, without limitation, the fact that the arbitration has taken place or is taking place, all non-public documents produced by any other party for the purposes of the arbitration, all awards in the arbitration and all other non-public information provided to it in relation to the arbitral proceedings, including hearings, save to the extent that disclosure may be requested by a regulatory authority, or required of it by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

31.1.10	The law of this arbitration agreement, including its validity and scope, shall be English law.
31.1.11	This agreement to arbitrate shall be binding upon the parties, their successors and permitted assigns.
31.2	Governing law and submission to jurisdiction
31.2.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.
31.2.2	Each of the Parties irrevocably submits to the non-exclusive jurisdiction of the courts of England to support and assist the arbitration process pursuant to Clause 31.1,

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

including if necessary the grant of interlocutory relief pending the outcome of that process.
31.3	Warranties

Each Party warrants to each other Party that each of the following statements is true and accurate as of the date of this Agreement:

31.3.1	it is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation;
31.3.2	it has the legal right and full power and authority to enter into and perform this Agreement;
31.3.3	this Agreement will, when executed, constitute valid and binding obligations on it; and
31.3.4	it has taken all corporate action required by it to authorise it to enter into and to perform this Agreement.
31.4	Notices
31.4.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:
(i)	in writing;
(ii)	in English language; and
(iii)	delivered by hand, registered post, pre-paid recorded delivery, pre-paid special delivery or courier using an internationally recognised courier company.
31.4.2	A Notice to Sberbank shall be sent to such party at the following address, or such other persons or address as Sberbank may notify to the other Parties from time to time:

PJSC Sberbank of Russia

19 Vavilova Street

Moscow 117997

Russia

Attention:

**

**

**

**

with a copy (which shall not constitute Notice) to:

**

Linklaters CIS
Paveletskaya sq.2 bld. 2
Moscow 115054

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Russia
Email: **

31.4.3	A Notice to Sberbank Nominee shall be sent to such party at the following address, or such other person or address as Sberbank Nominee may notify to the other Parties from time to time:

«Digital assets» Limited

19 Vavilova Street

Moscow 117997

Russia

Attention: **

Email:

31.4.4	A Notice to YNV shall be sent to such party at the following address, or such other person or address as YNV may notify to the Parties from time to time:

Yandex N.V.

Schiphol Boulevard 165

Schiphol 1118 BG

Netherlands

Attention:  **

Email:  **

with a copy (which shall not constitute Notice) to:

**

Yandex LLC

16 Lva Tolstogo Street

Moscow 119021 Russia

Email: **

**

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St. Paul's Churchyard

London EC4M 8AL United Kingdom

Email: **

31.4.5	A Notice to the Stichting shall be sent to such party at the following address, or such other person or address as Stichting may notify to the Parties from time to time:

Stichting Yandex.Market Equity Incentive

Schiphol Boulevard 165

Schiphol 1118 BG

Netherlands

Attention: Yandex.Market B.V

31.4.6	A Notice to the Company shall be sent to such party at the following address, or such other person or address as the Company may notify to the Parties from time to time:

Yandex.Market B.V.

Schiphol Boulevard 165

Schiphol 1118 BG

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Netherlands

Attention:  **

Email:  **

with a copy (which shall not constitute Notice) to:

**

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St. Paul's Churchyard

London EC4M 8AL United Kingdom

Email: **

31.4.7	A Notice shall be effective upon receipt and shall be deemed to have been received:
(i)	at 9:00 am on the second Business Day after posting or at the time recorded by the delivery service; or
(ii)	at the time of delivery, if delivered by hand or courier.
31.5	Whole agreement and remedies
31.5.1

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

31.5.2	Each Party agrees and acknowledges that:
(i)	in entering into this Agreement, it is not relying on any representation, warranty or undertaking not expressly incorporated into it; and
(ii)

its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement and each of the Parties waives all other rights and remedies (including those in tort or arising under statute) in relation to any such representation, warranty or undertaking.

31.5.3	In this Clause 31.5 “this Agreement” includes the Transaction Documents and all documents entered into pursuant to this Agreement.
31.5.4	Nothing in this Clause 31.5 excludes or limits any liability for fraud.
31.6	Legal advice and reasonableness

Each Party to this Agreement confirms that it has received independent legal advice relating to all the matters provided for in this Agreement, including the terms of Clause 31.5, and agrees that the provisions of this Agreement (including all documents entered into pursuant to this Agreement) are fair and reasonable.

31.7	Unlawful fetter

The Company is not bound by any provision of this Agreement to the extent it constitutes an unlawful fetter on any statutory power of the Company.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

31.8	Conflict with the Articles

In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Articles, it is intended that the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Articles provided that such amendment to the Articles shall not contravene applicable Laws. The Company is not bound by this Clause 31.8.

31.9	No partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto or constitute any Party the agent of any other Party for any purpose.

31.10	Release etc.

Any liability owing from any Shareholder or the Company under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by a Shareholder or the Company in its absolute discretion without in any way prejudicing or affecting its Rights against any other Party under the same or a like liability, whether joint and several or otherwise, or the Rights of any other Party.

31.11	Survival of rights, duties and obligations
31.11.1

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination.

31.11.2

If a Party ceases to be a Party to this Agreement for any cause, such Party shall not be released from any liability which at the time of the cessation has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such cessation.

31.12	Waiver

No failure of any Shareholder or the Company to exercise, and no delay by it in exercising, any Right shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.

31.13	Variation

No amendment to this Agreement shall be effective unless signed by or on behalf of each of the Principal Shareholders.

31.14	No assignment
31.14.1

Except as otherwise expressly provided in this Agreement (including pursuant to Clause 22.3), none of the Parties may, without the prior written consent of the others, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

31.14.2	This Agreement shall be binding on the Parties and their respective successors and assigns.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

31.15	Further assurance

Each of the Parties shall (i) from time to time execute such documents and perform such acts and things as any Party may reasonably request from time to time in order to carry out the intended purpose of this Agreement; (ii) vote its Shares so as to give full effect to this Agreement; (iii) cause each Director appointed by it to take all steps necessary to carry out the intended purposes of this Agreement; and (iv) use reasonable endeavours to procure that any necessary third party shall execute such documents and do such acts and things as may reasonably be required in order to carry out the intended purpose of this Agreement.

31.16	Invalidity/severance
31.16.1

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

31.16.2

To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 31.16.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 31.16.1, not be affected.

31.17	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart.

31.18	Costs

Each Party shall bear all costs incurred by it in connection with the preparation, negotiation and execution of this Agreement.

31.19	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement except that any person who enters into a Deed of Adherence in accordance with Clause 25.7 may enforce and rely on this Agreement to the same extent as if it were a party to it.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

In witness of which this Agreement has been duly executed on the date set out on the first page hereof.

EXECUTED by ____________ on behalf of PJSC Sberbank of Russia:

EXECUTED by ____________ on behalf of «Digital assets» Limited:

EXECUTED by ____________ on behalf of Yandex N.V.:

EXECUTED by ____________ on behalf of Stichting Yandex.Market Equity Incentive:

EXECUTED by ____________ on behalf of Yandex.Market B.V.:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Schedule 1

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Deed of Adherence (Clause 25.7)

This Deed of Adherence is made on [date] by [            ], a company incorporated [in [         ] /under the laws of [       ]] under registered number [            ] whose [registered/principal office is at [            ]] (the “New Shareholder”).

Recitals:

(D)	[ ] (the “Transferor”) is proposing to transfer to the New Shareholder [number] shares of [ ] each in the capital of Yandex.Market B.V. (the “Company”).
(E)

This Deed of Adherence is entered into in compliance with Clause 25.7  (Deed of Adherence) of a shareholders’ agreement made on [date] between (1) [            ] , (2) [            ],and (4) [            ] as such agreement has been or may be amended, supplemented or novated from time to time (the “Agreement”).

It is agreed as follows:

1	The New Shareholder confirms that it has been supplied with and has read a copy of the Agreement.
2

The New Shareholder agrees (a) to assume the benefit of the rights of the Transferor under the Agreement (including any rights accrued in respect of the shares transferred by the Transferor) and (b) to observe, perform and be bound by all the obligations and terms of the Agreement capable of applying to the New Shareholder and which are to be performed on or after the date of this Deed, to the intent and effect that the New Shareholder shall be deemed with effect from the date on which the New Shareholder is registered as a member of the Company to be a party to the Agreement (as if named as a party to the Agreement).

3

This Deed is made for the benefit of (a) the original Parties to the Agreement and (b) any other person or persons who after the date of the Agreement (and whether or not prior to or after the date of this Deed) adhere to the Agreement.

4	The address of the New Shareholder for the purposes of Clause 31.4 (Notices) of the Agreement are as follows:

[●]

5	Clauses 31.1 (Arbitration) and 31.2 (Governing law and submission to jurisdiction) of the Agreement shall apply to this Deed as if set out in full herein.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

In witness of which this Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

EXECUTED AND DELIVERED as a DEED by [●] acting by [name of director] a Director in the presence of:
Witness’s signature:
Name:
Address:
Occupation:

[Also to be executed by each other party hereto]